                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                     PUBLIC SERVICE COMPANY OF NEW MEXICO
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

Public Service Company
of New Mexico                       PRELIMINARY COPY           [PNM LOGO]
Alvarado Square
Albuquerque, NM  87158


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              TUESDAY, JULY 3, 2001
                    9:30 A.M., MOUNTAIN DAYLIGHT SAVINGS TIME

                          ALBUQUERQUE CONVENTION CENTER
                                 KIVA AUDITORIUM
                                401 2ND ST. N. W.
                             ALBUQUERQUE, NEW MEXICO

                                                                          , 2001

Dear Shareholder:

         You are cordially invited to attend the 2001 Public Service Company of New Mexico Annual Meeting of Shareholders to:

         o    Vote on election of three directors,

         o    Approve amendments to the Director Retainer Plan,

         o Approve an amendment to the PNM Resources, Inc. (formerly Manzano Corporation) Omnibus Performance Equity Plan,

         o Ratify amendments to the Articles of Incorporation of PNM Resources, Inc.,

         o Approve appointment of Arthur Andersen LLP as independent public accountants for 2001, and

         o Conduct other business properly brought up at the meeting.

         Holders of PNM common stock of record at the close of business on May 14, 2001 may vote at the meeting, and at any adjournment of that meeting.

         Your vote is important. Whether you plan to attend or not, please sign, date, and return the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so.

         This proxy statement and proxy card are being distributed on or about May 21, 2001.

         We hope you will be able to attend and I look forward to seeing you at the meeting.

                                        Sincerely,


                                        Jeffry E. Sterba
                                        Chairman of the Board, President and
                                        Chief Executive Officer

--------------------------------------------------------------------------------
                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

Notice of Annual Meeting..................................................Cover

Attendance and Voting Matters.................................................1

Proposal 1:  Election of Directors............................................3

PNM Common Stock Owned by Executive Officers and Directors....................6

Persons Owning More than Five Percent of PNM Common Stock.....................6

Membership Roster.............................................................7

Performance Graph.............................................................9

Audit Committee Report.......................................................11

Compensation and Human Resources Committee
Report on Executive Compensation.............................................12

Executive Compensation.......................................................15

Option Grants in 2000........................................................16

Proposal 2: Approve Amendments to Director Retainer Plan.....................20

Proposal 3:  Approve the Amendment to the
Omnibus Performance Equity Plan..............................................24

Proposal 4:  Ratify Amendments to the Articles of PNM Resources, Inc.........25

Proposal 5:  Approval of Independent Accountants.............................28

Other Matters................................................................29

Exhibit A - Audit Committee Charter.........................................A-1


--------------------------------------------------------------------------------
                          ATTENDANCE AND VOTING MATTERS
--------------------------------------------------------------------------------

ADMISSION TICKETS

         Admission tickets will be distributed at the registration tables in the lobby of the Kiva Auditorium prior to the Annual Meeting. Attendance is limited to shareholders of record on May 14, 2001. If your shares are held in the name of your broker, bank, or other nominee, please bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares as of the record date.

VOTING METHODS

         You can vote on matters to come before the meeting in two ways:

         o    You can come to the Annual Meeting and cast your vote there; or

         o You can vote by signing and returning the enclosed proxy card. If you do so, your shares will be voted in the manner you indicate. In the absence of specific instructions, proxies will be voted by those named in the proxy FOR the election of directors nominated, FOR the amendments to the Director Retainer Plan ("Retainer Plan"), FOR the amendment to the Omnibus Performance Equity Plan ("PEP Plan"), FOR ratification of the amendments to the Articles of Incorporation of PNM Resources, Inc. ("PNM Resources"), FOR the approval of the selection of Arthur Andersen LLP as independent public accountants, and on all other matters in accordance with their best judgment. You can revoke your proxy at any time before it is exercised and vote your shares in person if you attend the meeting.

         Each share of Public Service Company of New Mexico ("PNM") common stock you own entitles you to one vote. As of [May 14, 2001], there were [39,117,799] shares of PNM common stock outstanding.

THE QUORUM REQUIREMENT

         A quorum of shareholders is necessary to hold a valid meeting. If at least a majority of the outstanding common stock of PNM is represented at the Annual Meeting, in person or by proxy, a quorum will exist.

VOTE NECESSARY FOR ACTION

         A quorum and the affirmative vote of the holders of a majority of the shares of PNM common stock entitled to vote at the Annual Meeting are required to approve the amendments to the Director Retainer Plan. Abstentions and "broker non-votes" will have the effect of a vote against this matter. A quorum and the affirmative vote of the holders of a majority of the shares of PNM common stock present, in person or by proxy, and entitled to vote at the Annual Meeting, are required to approve the amendment to the PEP Plan, ratify the amendments to the PNM Resources Articles of Incorporation, elect directors, approve the selection of independent public accountants, and to approve other actions. Abstentions will have the effect of a vote against these matters while "broker non-votes" will not be counted in calculating voting results on these matters.

         Further, in order to satisfy the requirements of a New Mexico law relating to director conflict of interest transactions, the Board is seeking to obtain the affirmative vote in favor of the amendments to the Director Retainer Plan of the holders of a majority of the shares entitled to be counted for this purpose at the Annual Meeting. For this purpose, shares owned by or voted under the control of a non-employee director are not entitled to be counted in the vote concerning the amendments to the Director Retainer Plan.

MATTERS RAISED AT THE MEETING NOT INCLUDED IN THIS STATEMENT

         We do not know of any matters to be acted upon at the meeting other than those discussed in this proxy statement. If any other matter is presented, proxy holders will vote on the matter at their discretion. Under Securities and Exchange Commission ("SEC") rules, a proxy may confer discretionary authority to vote on a matter if PNM did not have notice of the matter at least 45 days before the date on which PNM first mailed its proxy statement for the prior year's annual meeting of stockholders (in this case, that date would be March 11, 2001), and a specific statement is made to that effect in the proxy statement.

                    ----------------------------------------
                        PROPOSAL 1: ELECTION OF DIRECTORS
                         (PROPOSAL 1 ON YOUR PROXY CARD)
                    ----------------------------------------

STRUCTURE

         The transition from PNM to the holding company structure with PNM Resources as the holding company for PNM (which is discussed in more detail below) will include a transition in Board Governance Structure. For PNM, the terms of three directors are expiring: John T. Ackerman, Joyce A. Godwin, and Manuel Lujan, Jr. These directors are being nominated for election at this year's Annual Meeting, and it is intended that they will hold office for an abbreviated tenure until the mandatory share exchange occurs. Upon the date of the mandatory share exchange, all current PNM directors will resign, with the exception of Jeffry E. Sterba. Following the share exchange, the PNM Board will be organized consistent with becoming a wholly-owned subsidiary of the holding company.

         For PNM Resources, at the time of the mandatory share exchange, the directors will be: Robert G. - Armstrong, Joyce A. Godwin, Benjamin F. Montoya, Theodore F. Patlovich, Robert M. Price, Paul F. Roth, and Jeffry E. Sterba. The PNM Resources Board is currently not a classified board, so that all directors are elected annually. The PNM Resources Articles of Incorporation allow for a classified board as permitted by law. Recent amendments to New Mexico Law, which are effective July 1, 2001, would permit a board the size of the PNM Resources Board to be classified. Just as the PNM Board is now a classified board, the PNM Resources Board may become a classified board in the future.

         If a nominee is unavailable for election, proxy holders will vote for another nominee proposed by the Board.

DIRECTORS NOMINATED THIS YEAR FOR TERMS EXPIRING IN 2004

         JOHN T. ACKERMAN, 59, is a resident of Corrales, New Mexico, and has been a director since June 1990. Mr. Ackerman is Chairman Emeritus of PNM. Mr. Ackerman served as Chairman of the Board of PNM from 1991 to 1999, and served as President and Chief Executive Officer of PNM from 1990 until his retirement in 1993.

         JOYCE A. GODWIN, 57, is a resident of Albuquerque, New Mexico, and has been a director since May 1989. Ms. Godwin served as Vice President and Secretary of Presbyterian Healthcare Services of Albuquerque, New Mexico, from 1979 until her retirement in December 1993. Ms. Godwin also served as Chairman and President of Southwest Business Ventures, Inc., a holding company for Presbyterian Healthcare Services' for-profit ventures from 1986 until her retirement in December 1993. Other directorships include: Charter Bank, Albuquerque, New Mexico.

         MANUEL LUJAN, JR., 73, is a resident of Albuquerque, New Mexico, and has been a director since April 1994. Mr. Lujan has been a consultant on United States governmental matters, focusing on western United States issues since 1993. Mr. Lujan served as United States Secretary of the Interior from 1989 to 1993 and served in the United States House of Representatives from 1969 to 1989. Mr. Lujan has been an insurance agent with Manuel Lujan Insurance, Inc. since 1948. Other directorships include: Bank 1st, Albuquerque, New Mexico, and SODAK Gaming, Inc., Albuquerque, New Mexico.

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THESE NOMINEES.


DIRECTORS WITH TERMS EXPIRING IN 2002

         BENJAMIN F. MONTOYA, 65, is a resident of Granite Bay, California, and has been a director since October 1993. Mr. Montoya served as President and Chief Executive Officer of PNM from August 1993 to June 1999, served as Chairman, President and CEO through March 2000, served as Chairman and CEO from March 2000 through June 2000, and served as Chairman of the Board from June 2000 through October 2000. He previously served as Senior Vice President and General Manager, Gas Supply Business Unit, Pacific Gas and Electric Company from 1991 to 1993. Other directorships include: Wells Fargo Corporation (formerly Norwest Corporation) and Furr's Supermarkets, Inc.

         ROBERT M. PRICE, 70, is a resident of Edina, Minnesota, and has been a director since July 1992. Mr. Price has been President of PSV Inc., a technology consulting business located in Burnsville, Minnesota, since 1990. Between 1961 and 1990, Mr. Price served in various executive positions, including Chairman and Chief Executive Officer of Control Data Corporation, a mainframe computer manufacturer and business services provider. Other directorships include:
Tupperware Corporation, International Multifoods Corp., Fourth Shift Corporation, Affinity Technology Group, Inc. and Data Link Corp.

         JEFFRY E. STERBA, 46, is a resident of Albuquerque, New Mexico, and was elected to the PNM Board of Directors in March 2000, appointed President of PNM on January 26, 2000, with an effective date of March 6, 2000, became President and CEO on June 6, 2000, and was elected Chairman of the Board on October 1, 2000. Previously, Mr. Sterba served as Executive Vice President of USEC, Inc. from January 1999 to February 2000. Mr. Sterba was responsible for leading new initiatives in USEC's revenue development, market growth and business strategy. He oversaw USEC's corporate development, marketing and sales, international trade and information technology functions. USEC is engaged in the sale of uranium fuel enrichment services for commercial nuclear power plants. Before joining USEC in January 1999, Mr. Sterba was Executive Vice President and Chief Operating Officer of PNM, overseeing all of PNM's business units. During his 21 years at PNM, Mr. Sterba held various executive positions and was responsible for bulk power services, corporate strategy and asset restructuring, retail electric and water services, and electric business development and finance.

DIRECTORS WITH TERMS EXPIRING IN 2003

         ROBERT G. ARMSTRONG, 54, is a resident of Roswell, New Mexico, and has been a director since May 1991. Mr. Armstrong is the President of Armstrong Energy Corporation, Roswell, New Mexico, an oil and gas exploration and production company.

         THEODORE F. PATLOVICH, 73, is a resident of Albuquerque, New Mexico, and has been a director since June 2000. Mr. Patlovich is a businessman, entrepreneur, and teacher. He joined Loctite Corporation in 1956, serving in various executive positions including President of the Loctite Pacific Group from 1974 to 1975, President of Loctite-Japan from 1975 to 1983, Corporate Senior Vice President from 1985 to 1991, and served as Vice Chairman of the Board of Directors from 1985 until his retirement in 1991. Other directorships include: SVS, Inc., Fresnel Corporation, Reflexite Corporation, and American Home Furnishings.

         PAUL F. ROTH, 68, is a resident of Santa Fe, New Mexico, and has been a director since May 1991. Mr. Roth served as the President of the Dallas Chamber of Commerce, Dallas, Texas, from 1991 to 1992. Between 1956 and 1991, Mr. Roth served in various executive positions, including President of the Texas Division of Southwestern Bell Telephone Company, Dallas, Texas.

DIRECTOR COMPENSATION

         Of PNM's current Board members, only one, Mr. Sterba, is a salaried employee. Mr. Sterba receives no compensation for serving on the Board or its committees. Board members who are not salaried employees of PNM receive compensation for Board service, which currently includes:

ANNUAL RETAINER:                  $20,000

ATTENDANCE FEES:                  $750 per Board meeting
                                  $500 for each Board committee meeting

COMMITTEE CHAIRS:                 $200 for each Board committee meeting
                                  (in addition to attendance fees)


         Under PNM's Retainer Plan, approved by shareholders in 1996, directors may choose to receive their annual retainer in the form of cash, restricted stock or stock options. The restrictions on the restricted stock generally lapse one-third each year following the year of the grant. The options generally vest (become exercisable) on the date of the next annual meeting and allow the director to purchase 2,000 shares of common stock. The exercise price of the option is equal to the fair market value of the common stock on the date of grant less the annual retainer divided by 2,000, subject to a minimum exercise price.

         If the shareholders approve the amendments to the Retainer Plan, as proposed in this proxy statement, future Board compensation, including the compensation of the PNM Resources Board of Directors, will be based upon that plan, as amended. As described in last year's proxy statement, PNM Resources will adopt the PNM Director Retainer Plan. Please refer to the discussion under "Proposal 2: Approve Amendments to Retainer Plan" for a discussion of the proposed amendments.

--------------------------------------------------------------------------------
           PNM COMMON STOCK OWNED BY EXECUTIVE OFFICERS AND DIRECTORS
                              (AS OF APRIL 1, 2001)
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                  Amount and Nature of Shares Beneficially Owned(a)
---------------------------------------------------------------------------------------------------------------------
             Name                      Aggregate No.              Right to Acquire             Percent of Shares
                                     of Shares Held(b)            Within 60 Days(c)           Beneficially Owned
---------------------------------------------------------------------------------------------------------------------
John T. Ackerman                          10,935                         -0-                           *
---------------------------------------------------------------------------------------------------------------------
Robert G. Armstrong                        4,394                        7,000                          *
---------------------------------------------------------------------------------------------------------------------
Roger J. Flynn                             1,000                       19,733                          *
---------------------------------------------------------------------------------------------------------------------
Joyce A. Godwin                            3,778                        7,000                          *
---------------------------------------------------------------------------------------------------------------------
Manuel Lujan, Jr.                          5,291                         -0-                           *
---------------------------------------------------------------------------------------------------------------------
Max H. Maerki                              1,319                       33,223                          *
---------------------------------------------------------------------------------------------------------------------
Benjamin F. Montoya                        5,746                       165,902                         *
---------------------------------------------------------------------------------------------------------------------
Patrick T. Ortiz                            862                        68,672                          *
---------------------------------------------------------------------------------------------------------------------
Theodore F. Patlovich                      2,000                         -0-                           *
---------------------------------------------------------------------------------------------------------------------
Robert M. Price                            3,000                        7,000                          *
---------------------------------------------------------------------------------------------------------------------
William J. Real                            1,102                       30,035                          *
---------------------------------------------------------------------------------------------------------------------
Paul F. Roth                               5,378                         -0-                           *
---------------------------------------------------------------------------------------------------------------------
Jeffry E. Sterba                           1,640                         -0-                           *
---------------------------------------------------------------------------------------------------------------------
Directors and Executive
Officers as a Group (18)                  47,963                       409,049                       1.04%
---------------------------------------------------------------------------------------------------------------------
(a)  Beneficial ownership means the sole or shared power to vote, or to direct the voting of a security and/or investment power with respect to a security.
(b)  Shares held in the individual's name, individually or jointly with others, or in the name of a bank, broker, or nominee for the individual's account.
(c)  The number of shares directors and executive officers have a right to acquire through stock option exercises within 60 days after April 1, 2001.
----------------------------------------------------------------------------------------------------------------------

*Less than 1% of PNM's outstanding shares of common stock.

----------------------------------------------------------------------------------------------------------------------
                             PERSONS OWNING MORE THAN FIVE PERCENT OF PNM COMMON STOCK
                                            (AS OF APRIL 30, 2001)
---------------------------------------------------------------------------------------------------------------------------
                                                       VOTING                 DISPOSITIVE
                                                     AUTHORITY                 AUTHORITY                         PERCENT
                                              ---------------------------------------------------    TOTAL         OF
NAME AND ADDRESS                                 SOLE        SHARED        SOLE        SHARED       AMOUNT        CLASS
---------------------------------------------------------------------------------------------------------------------------
The Prudential Insurance Company of America
     751 Broad Street                           165,900     2,688,018     165,900     2,695,818    2,861,718      7.32%
     Newark, New Jersey 07102
Jennison Associates LLC*
     466 Lexington Avenue
     New York, New York  10017
---------------------------------------------------------------------------------------------------------------------------
Cascade Investment, L.L.C.**
     2365 Carillon Point                           0        2,344,500        0        2,344,500    2,344,500      6.00%
     Kirkland, Washington 98033
---------------------------------------------------------------------------------------------------------------------------
*Jennison Associates LLC ("Jennison") filed a Schedule 13G with the SEC on
February 14, 2001. Jennison reported that The Prudential Insurance Company of
America ("Prudential") indirectly controls Jennison through its indirect ownership of Jennison and that Prudential may be deemed to have voting and/or dispositive powers over the shares reported by Jennison. Jennison stated that the shares reported on Jennison's Schedule 13G may be included in the shares reported on the Schedule 13G filed by Prudential. Jennison reported the following: sole voting power: 2,505,600 shares; shared voting power: 0;
sole dispositive power: 0; and shared dispositive power: 2,505,600 shares.
**The Schedule 13G filed by Cascade Investment, L.L.C. ("Cascade") also shows
William H. Gates III as the sole member of Cascade and as a reporting person with the same reported beneficial ownership.
----------------------------------------------------------------------------------------------------------------------

         The information provided above is based on reports filed with the SEC. PNM makes no representation as to the accuracy or completeness of such information. These are the only persons known to PNM, as of April 30, 2001, to be the beneficial owners of more than 5% of PNM's common stock.

         The previously announced transaction in which PNM proposes to acquire the electric utility operations of Western Resources, Inc. in a stock for stock transaction will result in a change in control of PNM under the terms of various Company plans upon consummation. Although PNM is the acquiror in the transaction, the shareholders of Western Resources, Inc. would hold a majority of the common shares of the ultimate holding company at consummation.

BOARD MEETINGS AND COMMITTEES

----------------------------------------------------------------------------------------------------------------------
                                                          MEMBERSHIP ROSTER
                                                      (STANDING BOARD COMMITTEES)
----------------------------------------------------------------------------------------------------------------------
                                         Compensation &       Customer &                              Nominating &
Name                    Board   Audit    Human Resources     Public Policy    Executive   Finance      Governance
----------------------------------------------------------------------------------------------------------------------
J. T. Ackerman(1)         x       x                                               x*                        x
----------------------------------------------------------------------------------------------------------------------
R. G. Armstrong           x       x*            x                                 x
----------------------------------------------------------------------------------------------------------------------
J. A. Godwin              x                     x                  x*             x                         x*
----------------------------------------------------------------------------------------------------------------------
M. Lujan, Jr.             x       x                                x
----------------------------------------------------------------------------------------------------------------------
B. F. Montoya(2)          x                                        x
----------------------------------------------------------------------------------------------------------------------
T. F. Patlovich(3)        x                                                                  x             x
----------------------------------------------------------------------------------------------------------------------
R. M. Price               x                     x                                 x          x*
----------------------------------------------------------------------------------------------------------------------
P. F. Roth                x                     x*                                x          x             x
----------------------------------------------------------------------------------------------------------------------
J. E. Sterba*(4)          x                                                       x          x
----------------------------------------------------------------------------------------------------------------------
No. of Meetings in
2000                      10      5             6                 11              2          6             7
----------------------------------------------------------------------------------------------------------------------
   (1)   Elected as a member of the Audit Committee, Customer and Public Policy Committee and Nominating and
         Governance Committee on March 7, 2000, replacing L. H. Lattman who retired from the Board on March 7, 2000.
   (2)   Elected as a member of the Customer and Public Policy Committee on December 11, 2000, replacing J. T.
         Ackerman.
   (3)   Elected to the Board and member of the Finance Committee and the Nominating and Governance Committee on
         June 6, 2000.
   (4)   Elected to the Board and Finance Committee on March 7, 2000.
----------------------------------------------------------------------------------------------------------------------
*Chair

         In 2000, the full Board met ten times. In addition, the outside directors met two times during 2000. Directors attended meetings of individual Board committees as shown in the above table. For the Board as a whole, attendance in 2000 at full Board and committee meetings exceeded 96.7%.

         The AUDIT COMMITTEE consists entirely of non-employee directors. It assesses the work of PNM's internal auditors and independent public accountants and the effectiveness of the business control structure. It also reviews the financial statements of PNM and oversees PNM's financial reporting. The committee represents the Board of Directors in accounting and auditing related activities of PNM. It has the responsibility to make recommendations to the Board with respect to appointment of the independent public accountants, to approve the scope of the annual audit, and to monitor and review the effectiveness of PNM's management of accounting functions. The Audit Committee's charter complies with requirements recently established by the New York Stock Exchange.

         The COMPENSATION AND HUMAN RESOURCES COMMITTEE consists entirely of non-employee directors. It reviews PNM's compensation policies and benefit programs and their relationship to the attainment of business goals. The committee recommends to the Board the compensation philosophy and guidelines for the entire executive and managerial group, giving emphasis to rewarding long-term results and maximizing shareholder value. The committee reviews PNM's affirmative action program, conducts an annual performance evaluation of the chief executive officer, and ensures management continuity through annual review and approval of a management development and succession program. The committee also has oversight of PNM's code of conduct and compliance program and interacts with PNM's employee organizations.

         The CUSTOMER AND PUBLIC POLICY COMMITTEE consists entirely of non-employee directors. It reviews and monitors policies that deal with PNM's responsibility to the communities in which it does business. The subject matter of policies reviewed and monitored includes: customer service, the environment, charitable contributions, government relations, and communications to various constituencies of PNM. The committee meets with public officials, the media and other opinion leaders throughout the year to obtain an independent assessment of PNM's public reputation.

         The EXECUTIVE COMMITTEE consists of the Chairman of the Board, the Chairman Emeritus and the chairs of PNM's standing Board committees. It exercises the powers of the Board during intervals between Board meetings.

         The FINANCE COMMITTEE consists of a majority of non-employee directors. It reviews and recommends to the Board the capital structure and financial strategy for PNM, including dividend policy. It has oversight of PNM's financial performance, investment procedures and policies, pension fund performance and funding level, and risk management strategies and policies. The committee specifically has responsibility for the review and approval of certain capital expenditures in excess of $1,000,000 and of all capital expenditures in excess of $2,500,000.

         The NOMINATING AND GOVERNANCE COMMITTEE consists entirely of non-employee directors. It has the responsibility to make recommendations to the Board for nominees for election as directors, as well as recommendations concerning the effectiveness, structure, size, composition and compensation of the Board, including committee assignments and candidates for election as Chairman of the Board. The Nominating and Governance Committee conducts an annual evaluation of Board performance and effectiveness, and, at least annually, reviews conflict of interest questionnaires submitted by directors to determine whether any potential or actual conflict of interest exists. In 1995, the Board approved a Nominations Policy which describes the guidelines, procedures, and selection criteria for filling vacancies on the Board, recognizing the importance of a well-balanced Board which reflects the interests of PNM's shareholders, customers, employees and the communities it serves. The Nominating and Governance Committee seeks potential nominees for Board membership in various ways and will consider suggestions submitted by shareholders. Suggestions, together with a description of the potential nominee's qualifications, appropriate biographical information, and the potential nominee's signed consent to serve, should be submitted to the Secretary of PNM prior to December 15, 2001, for consideration at the year 2002 annual meeting.

BOARD SERVICE POLICY

         The Board of Directors had previously adopted a service policy addressing various aspects of board service, retirement practices, terms of office and inside directors. This policy was suspended on March 7, 2000, because of the expected transition to a holding company structure. The Board anticipates that, subsequent to formation of the holding company, an appropriate board service policy will be adopted by the new holding company board.

--------------------------------------------------------------------------------
                                PERFORMANCE GRAPH
--------------------------------------------------------------------------------

         The following graph assumes that $100 was invested on December 31, 1995 in PNM Common Stock, the S&P 500 Stock Index, the Philadelphia Utility Index, and the combination gas and electric peer group, and that all dividends were reinvested. This graph differs from the graphs in previous proxy statements in that it includes the Philadelphia Utility Index, which PNM believes currently provides a closer comparison to PNM than the peer group comparison. Therefore, future proxy statements will include the Philadelphia Utility Index and not the peer group Index. Historical performance does not necessarily predict future results.


                   COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                    AMONG PUBLIC SERVICE COMPANY OF NEW MEXICO,
       THE S&P 500 INDEX, THE PHILADELPHIA UTILITY INDEX AND A PEER GROUP

                                [PERFORMANCE GRAPH]


*$100 INVESTED ON 12/31/95 IN STOCK OR INDEX --
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.


----------------------------------------------------------------------------------------------------------------------
         FISCAL YEAR ENDED
           DECEMBER 31,                1995         1996           1997           1998          1999          2000
----------------------------------------------------------------------------------------------------------------------
                PNM                     100          114            142            127           105           181
----------------------------------------------------------------------------------------------------------------------
              S&P 500                   100          123            164            211           255           232
----------------------------------------------------------------------------------------------------------------------
            *Peer Group                 100           93            124            154           118           169
----------------------------------------------------------------------------------------------------------------------
       **Phil. Utility Index            100          100            128            152           128           191
----------------------------------------------------------------------------------------------------------------------


*The peer group companies are combination electric and gas utilities each of which has an investment in a nuclear power generating station. The peer group companies are as follows: CH Energy Group, Inc., CMS Energy Corp., Consolidated Edison, Inc., Exelon Corp., Niagara Mohawk Holdings, Inc., PG&E Corp., Public Service Enterprise Group, RGS Energy Group, Inc., Scana Corp., Wisconsin Energy Corp., WPS Resources Corp., and Xcel Energy, Inc.

**The Philadelphia Utility Index companies are as follows: AES Corporation, Ameren Corporation, American Electric Power, Inc., Consolidated Edison Inc., Dominion Resources, Inc., DTE Energy Company, Duke Energy Corporation, Edison International, Entergy Corporation, Exelon Corporation, FirstEnergy Corporation, FPL Group Inc., Niagara Mohawk Holdings, Inc., Northeast Utilities, Public Service Enterprise Group, Reliant Energy Inc., Southern Company, and TXU Corporation.

 -------------------------------------------------------------------------------
                             AUDIT COMMITTEE REPORT
 -------------------------------------------------------------------------------

         The Audit Committee Report and Audit Committee Charter are included in this proxy statement to comply with new U.S. Securities and Exchange Commission ("SEC") rules issued on November 21, 2000. The rules govern disclosures related to audit committee members and auditor services. The Audit Committee has prepared the following report for inclusion in this proxy statement.

         The Audit Committee of PNM is composed of three directors who are "independent" under the New York Stock Exchange rules and operates under a written charter, which was most recently amended and, as amended, adopted by the Board of Directors on December 10, 2000 (Exhibit A to the proxy statement). The members of the Audit Committee are Robert G. Armstrong (Chair), John T. Ackerman and Manuel Lujan, Jr. The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Corporation's independent accountants.

         Management is responsible for PNM's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report. The Audit Committee's responsibility is to monitor and oversee these processes.

         In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that PNM's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         PNM's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence. This discussion and disclosure informed the Audit Committee of Arthur Andersen LLP's independence as required under Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         Based on the Audit Committee's discussion with management and the independent accountants and the Committee's review of the representations of management and the report of the independent accountants to the Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in PNM's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the SEC.

                                               Robert G. Armstrong (Chair)
                                               John T. Ackerman
                                               Manuel Lujan, Jr.

--------------------------------------------------------------------------------
                   COMPENSATION AND HUMAN RESOURCES COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

COMPENSATION POLICIES

         The Compensation and Human Resources Committee (the "Compensation Committee") establishes compensation guidelines and targets based upon the performance of PNM, business units within PNM, and individual executive officers. The Compensation Committee consists of four independent directors who are not PNM employees. The Compensation Committee's goal is to establish a compensation program that:

         o    links the interests of management and shareholders,

         o    aligns executive compensation with long-term PNM performance, and

         o    attracts and retains executives of high caliber and ability.

         For 2000, the program consisted of base salary, short-term incentive compensation, and long-term incentive compensation.

         The Compensation Committee believes the compensation program was a factor contributing to PNM's success this past year, including earnings per share of $2.53 and operating revenues of $1.611 billion.

BASE SALARIES

         EXECUTIVE OFFICERS. Each year the Compensation Committee reviews base salaries of individual executive officers and their salary ranges. In 2000, base salaries were conservatively tied to the median base salaries of executives in comparable positions within electric and gas utilities together with general industry. Numerous compensation surveys were utilized including Edison Electric Institute, American Gas Association, William M. Mercer, Inc., and Hewitt Associates, LLC.

          CHIEF EXECUTIVE OFFICER. Mr. Montoya served as President and Chief Executive Officer of PNM from 1993 until 1999 when he became Chairman, President and Chief Executive Officer. During 2000, Mr. Montoya relinquished his responsibilities as President and Chief Executive Officer, and in October, Mr. Montoya retired as Chairman of the Board.

         Mr. Sterba was originally employed by PNM from June 6, 1977 to December 31, 1998, when he resigned his position as Executive Vice President and Chief Operating Officer. On February 28, 2000, Mr. Sterba rejoined PNM as President at a salary of $350,000. Mr. Sterba was named President and Chief Executive Officer on June 6, 2000, and his salary was increased by $50,000 to $400,000. Mr. Sterba was elected Chairman of the Board on October 1, 2000, replacing Mr. Montoya, who retired as Chairman of the Board.

         In setting Mr. Sterba's salary for 2000, the Compensation Committee evaluated competitive utility and general industry practices for companies with revenues similar to PNM.

SHORT-TERM INCENTIVE COMPENSATION

         EXECUTIVE OFFICERS AND CHIEF EXECUTIVE OFFICER. In 2000, executive officers, including Mr. Sterba, participated in an officer incentive plan. The plan has "at risk" cash compensation elements tied to individual performance, combined with company-wide earnings per share ("EPS") performance, and positive Total Shareholder Return ("TSR") that exceeds the Philadelphia Utility Index which is composed of similarly situated utilities. EPS and TSR goals are approved annually by the PNM Board of Directors. Mr. Sterba's 2000 individual performance goals included measurements related to formation of the new holding company and development of its board and governance, achievement and maintenance of PNM's long-term investment rating, progress on recovery of stranded costs, and certain human resources goals. Other executive officers were measured on achievement of their business unit goals for 2000 which were generally focused on customer satisfaction, cost control, operations efficiency, and business unit earnings per share, with performance targets established for threshold, stretch and optimal achievements. 2000 company-wide EPS results were 128% of the targeted business plan goal, and TSR performance exceeded the Philadelphia Utility Index by 21.55 percentage points. Other significant achievements during 2000 include:

    o    developed corporate governance policies for proposed restructuring,

    o successfully negotiated and reached agreement to acquire the electric utility operations of Western Resources, Inc.,

    o provided total return to shareholders of 72.10% and increased price/earnings ratio from 8 to 10.8 times earnings,

    o accelerated the strategic and annual business planning and approval processes,

    o secured future competitiveness of San Juan power generation through re-negotiation of coal contracts,

    o    achieved high wholesale profitability despite risky environment,

    o continued improvement in community acceptance and customer satisfaction indicators, and

    o    identified preliminary succession plans for all officers.

         Award payments were made to participants in February 2001.

         Mr. Montoya retired during 2000, giving up the position of President in March, then Chief Executive Officer in June and Chairman of the Board in October. Although he was not a participant in the plan, in April 2001, the Board of Directors determined that Mr. Montoya should receive a discretionary bonus, consistent with past practice, in the amount of $150,000 for a partial year of service to reward him for his significant contributions to PNM's successes in 2000. In addition, the Board recognized his significant accomplishments during his career with PNM and the progress made by PNM since he joined PNM in August 1993, including more than doubling the stock price, successfully guiding PNM through the seven year legislative process surrounding restructuring, positioning PNM for competition, restoring the dividend, successfully protecting PNM against punitive regulatory actions, significantly increasing earnings, rebuilding trust and credibility for PNM in the community, recruiting a highly qualified successor and facilitating a smooth transition to his successor.

LONG-TERM INCENTIVE COMPENSATION

         EXECUTIVE OFFICERS AND CHIEF EXECUTIVE OFFICER. Under PNM's Performance Stock Plan ("PSP"), non-qualified stock options have been granted to all executive officers, as well as other key employees. The PSP provided that the Committee, in its sole and absolute discretion, would declare the level of options to be granted. The grant for 2000 was approved and awarded in February 2000 under the PSP. On December 31, 2000, the PSP was scheduled to expire and was to be replaced by the new management stock plan, the PEP Plan, which was approved by shareholders in 2000 and becomes effective on formation of the proposed holding company. Due to regulatory delays that have postponed formation of the holding company, the PEP Plan was not expected to become effective in time for the regular annual grant schedule for February 2001. Therefore, a grant was awarded in December 2000 under the PSP prior to its expiration. Both grants are reported in this proxy statement under "Option Grants in 2000".

CERTAIN TAX MATTERS

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally prohibits publicly held companies, such as PNM, from deducting, for federal income tax purposes, annual compensation in excess of $1 million paid to any of certain top executives, except to the extent compensation is based upon the attainment of performance goals set by the Committee pursuant to plans approved by the shareholders. The Board of Directors, to comply with applicable tax law, is submitting an amendment to the PEP Plan for shareholder approval at this year's annual meeting in order to allow certain of the compensation payable under the plan to be eligible for favorable tax treatment. The Committee endeavors to maximize the deductibility of compensation under section 162(m) to the extent practicable but does consider other factors as necessary to achieve the compensation program goals.


                   Compensation and Human Resources Committee


                   Paul F. Roth (Chair)               Joyce A. Godwin
                   Robert G. Armstrong                Robert M. Price

             ------------------------------------------------------
                             EXECUTIVE COMPENSATION
             ------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                  SUMMARY COMPENSATION TABLE
                                -----------------------------------------------------------------------------
                                                                                                LONG-TERM
                                                                                               COMPENSATION
                                                                                              ---------------
                                                    ANNUAL COMPENSATION                           AWARDS
------------------------------------------------------------------------------------------------------------------------------
                                                                                                SECURITIES
NAME AND                                                                     OTHER ANNUAL       UNDERLYING       ALL OTHER
PRINCIPAL POSITION                 YEAR         SALARY         BONUS       COMPENSATION(a)      OPTIONS(#)     COMPENSATION
------------------------------------------------------------------------------------------------------------------------------
J. E. Sterba                       2000       $317,114(b)    $241,200(c)          --             325,000        $127,464(d)
  Chairman, President and          1999(e)        --             --               --                --              --
  Chief Executive Officer          1998        256,849(f)     117,161(g)          --                 -0-(h)        6,525(i)
------------------------------------------------------------------------------------------------------------------------------
B. F. Montoya                      2000       $377,881(b)    $150,000(j)          --             100,000        $129,961(k)
  Chairman and Chief               1999        415,376        100,000(l)          --              45,000          19,153(i)
  Executive Officer                1998        389,423         25,000(l)          --                 -0-(h)       22,327(i)
------------------------------------------------------------------------------------------------------------------------------
R. J. Flynn                        2000       $234,808       $182,820(c)          --              65,000          $9,691(i)
  Executive Vice President of      1999        193,110         64,400(g)          --              16,000           5,555(i)
  Electric and Gas Services        1998        166,320         49,223(g)          --                 -0-(h)        1,842(i)
------------------------------------------------------------------------------------------------------------------------------
M. H. Maerki                       2000       $217,393       $111,452(c)          --              49,000          $6,652(i)
  Senior Vice President and        1999        188,732         55,200(g)          --              16,000           5,281(i)
  Chief Financial Officer          1998        190,432(f)      49,927(g)          --                 -0-(h)        3,024(i)
------------------------------------------------------------------------------------------------------------------------------
P. T. Ortiz                        2000       $197,121        $78,982(c)          --              47,000         $10,651(i)
  Senior Vice President,           1999        170,670         39,900(g)          --              16,000           3,446(i)
  General Counsel and                                          75,000(m)          --
  Secretary                        1998        155,699         41,588(g)          --                 -0-(h)          982(i)
------------------------------------------------------------------------------------------------------------------------------
W. J. Real                         2000       $219,233       $182,820(c)          --              67,000          $7,217(i)
  Executive Vice President of      1999        173,139         45,600(g)          --              16,000           3,752(i)
  Power Production and             1998        145,335         18,685(g)          --                 -0-(h)          301(i)
  Marketing
------------------------------------------------------------------------------------------------------------------------------
(a)  Amounts are less than the established reporting thresholds.
(b)  Salary for a partial year of service; Mr. Montoya retired October 13, 2000 and Mr. Sterba was hired March 1, 2000.
(c)  Bonus paid in 2001 for 2000  performance  according to an Officer Incentive Plan that was created to replace executive officer participation in the broad-based employee annual incentive program, Results Pay. The officer plan ties a portion of officer compensation to company-wide earnings per share, positive corporate total shareholder return in excess of the
     Philadelphia Utility Index, and individual performance.
(d)  Relocation expense reimbursements plus amounts pursuant to a plan that provides executives with contribution benefits for earning more that IRS limits imposed for qualified plans.
(e)  Mr. Sterba was not employed by the PNM during 1999.
(f)  Amounts include sales of accrued vacation hours during 1998 and also reflect increases in base salaries.
(g)  Incentives paid in 2000 and/or 1999 for prior year achievements under the broad-based employee annual incentive program,
     Results Pay. In addition, these amounts include any lump sum bonus granted for individual performance.
(h)  Due to Performance Stock Plan amendments approved in 1998 that changed the timing of the grants, no grants were awarded with a 1998 effective date.
(i)  Amounts are pursuant to a plan that provides executives with contribution benefits for earning more than IRS limits imposed for qualified plans.
(j)  Bonus paid in April 2001 for previous performance.
(k)  Taxable gifts, unused vacation and flexible holiday pay upon retirement, plus amounts pursuant to a plan that provides executives with contribution benefits for earning more that IRS limits imposed for qualified plans.
(l)  Bonus paid in February 2000 for 1999 performance; bonus paid in June 1998 was for previous performance.
(m)  Bonus paid in March 2000 for previous performance.
------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              OPTION GRANTS IN 2000
--------------------------------------------------------------------------------

         Under PNM's Performance Stock Plan, non-qualified stock option grants were awarded to all executive officers, including Mr. Sterba, as well as other key employees. Annual grants for 2000 were approved and awarded in February 2000. Due to the December 31, 2000, expiration of the PSP and a delay in the effective date of the PEP Plan, a final grant under the PSP was approved and awarded in December 2000.

                                            OPTION GRANTS IN FISCAL YEAR (2000)
                                                           (PSP)
-----------------------------------------------------------------------------------------------------------------------------
                                                               Individual Grants(1)
-----------------------------------------------------------------------------------------------------------------------------
                        Number of       Percent of
                        Securities     Total Options
                        Underlying       Granted to      Exercise or                                    Grant Date
                          Options       Employees in      Base Price     Expiration                      Present
NAME                    Granted(#)      Fiscal Year       ($/Share)         Date                        Value ($)(2)
-----------------------------------------------------------------------------------------------------------------------------
R. J. Flynn               30,000            1.4%           $15.8125      02/07/2010                           $112,200(2)(a)
                    ---------------------------------------------------------------------------------------------------------
                          35,000            1.7%           $24.3125      12/10/2010                           $415,450(2)(b)
-----------------------------------------------------------------------------------------------------------------------------
M. H. Maerki              20,000            1.0%           $15.8125      02/07/2010                            $74,800(2)(a)
                    ---------------------------------------------------------------------------------------------------------
                          29,000            1.4%           $24.3125      12/10/2010                           $344,230(2)(b)
-----------------------------------------------------------------------------------------------------------------------------
B. F. Montoya(3)         100,000            4.8%           $15.8125      02/07/2010                           $374,000(2)(a)
-----------------------------------------------------------------------------------------------------------------------------
P. T. Ortiz               20,000            1.0%           $15.8125      02/07/2010                            $74,800(2)(a)
                    ---------------------------------------------------------------------------------------------------------
                          27,000            1.3%           $24.3125      12/10/2010                           $320,490(2)(b)
-----------------------------------------------------------------------------------------------------------------------------
W. J. Real                30,000            1.4%           $15.8125      02/07/2010                           $112,200(2)(a)
                    ---------------------------------------------------------------------------------------------------------
                          37,000            1.8%           $24.3125      12/10/2010                           $439,190(2)(b)
-----------------------------------------------------------------------------------------------------------------------------
J. E. Sterba             100,000            4.8%           $15.1250      03/06/2010                           $351,000(2)(c)
                    ---------------------------------------------------------------------------------------------------------
                         100,000            4.8%           $16.1875      06/06/2010                           $438,000(2)(d)
                    ---------------------------------------------------------------------------------------------------------
                         125,000            6.0%           $24.3125      12/10/2010                         $1,483,750(2)(b)
-----------------------------------------------------------------------------------------------------------------------------
(1)      The options shown in this table were granted in 2000 under the Third Restated and Amended Public Service Company of New Mexico Performance Stock Plan.
(2)      The grant date valuation was calculated using the Black-Scholes option pricing model:
    a.   Assuming stock price volatility of 27.799%, a risk-free rate of return of 6.636% and an annual dividend yield of
         5.06%. The weighted average grant date option fair value is $3.74.
    b.   Assuming stock price volatility of 58.168%, a risk-free rate of return of 5.36% and an annual dividend yield of
         3.29%. The weighted average grant date option fair value is $11.87.
    c.   Assuming stock price volatility of 29.393%, a risk-free rate of return of 6.409% and an annual dividend yield of
         5.29%. The weighted average grant date option fair value is $3.51.
    d.   Assuming stock price volatility of 33.948%, a risk-free rate of return of 6.12% and an annual dividend yield of
         4.94%. The weighted average grant date option fair value is $4.38.
(3)      Mr. Montoya retired from PNM effective October 13, 2000;  however, he will continue to serve as a member of the
         Board of Directors.
-----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                             AGGREGATED OPTION EXERCISES IN 2000
                                               AND 2000 YEAR-END OPTION VALUES
                                                           -------------------------------------------------------------------
                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                                                    OPTIONS AT                 IN-THE-MONEY OPTIONS AT
                                                                DECEMBER 31, 2000                DECEMBER 31, 2000(a)
-----------------------------------------------------------------------------------------------------------------------------
NAME                      SHARES ACQUIRED       VALUE
                            ON EXERCISE      REALIZED(d)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE       UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------------------------
R. J. Flynn                      -                -              19,733          81,000      $111,638                $566,500
M. H. Maerki                     -                -              33,223          65,000      $235,578                $441,500
B. F. Montoya(b)            166,896(c)      $1,282,364(c)-      165,902             -0-    $1,584,381                     -0-
P. T. Ortiz                      -                -              68,672          63,000      $736,941                $436,500
W. J. Real                       -                -              30,035          83,000      $209,184                $571,500
J. E. Sterba                     -                                  -0-         325,000           -0-              $2,543,750
-----------------------------------------------------------------------------------------------------------------------------
(a)  Value equals the year-end stock price ($26.8125) minus the exercise price, times the number of shares underlying the option. "In-the-Money" means that the year-end stock price was greater than the exercise price of the option.
(b)  Mr. Montoya retired effective October 13, 2000.
(c)  Of these amounts 91,332 shares and $760,989 in value were realized after Mr. Montoya's retirement date of
     October 13, 2000.
(d)  Value of shares exercised is the market value of the shares on the exercise date minus the exercise price.
------------------------------------------------------------------------------------------------------------------------------


RETIREMENT PLAN AND RELATED MATTERS

         In December 1996, the Board of Directors approved changes to the PNM defined benefit plan ("Retirement Plan") and implementation of matching and non-matching contributions to the 401(k) defined contribution plan effective January 1, 1998. PNM contributions to the 401(k) plan consist of a three percent non-matching contribution, and a 75 percent match on the first six percent contributed by the employee on a before-tax basis.

         Through December 31, 1997, the Retirement Plan covered employees who had at least one year of service and had attained the age of 21. Vesting occurred after five years of service. Directors who were not employees did not participate in the Retirement Plan. PNM made no contribution in 2000 to the Retirement Plan for plan year 1999, as the Retirement Plan was adequately funded and was frozen effective December 31, 1997.

         Salaries used in Retirement Plan benefit calculations were frozen as of December 31, 1997. Additional credited service can be accrued under the Retirement Plan up to a limit determined by age and years of service. PNM made contributions in 1998 to the Retirement Plan for plan year 1997 in the amount of $185,000. The amount of any contribution with respect to any one person cannot be determined. The contribution amount is actuarially determined based upon the number of Retirement Plan participants, the participants' age, salary, and years of service.

         The following table illustrates the annual benefits that would be provided under the Retirement Plan to employees who retire at the indicated compensation and year of service levels and who elect to receive the benefits, which are calculated on a straight-life annuity basis, over their remaining lives. Vesting of accrued benefits would also occur in the event of a change in control of PNM. Benefits shown are maximum annual benefits payable at age 65 to participants who retire at age 65. The table is based on the Retirement Plan. The amounts shown in the table are not subject to any deduction for Social Security benefits or other offset amounts.

----------------------------------------------------------------------------------------------------------------------
                                                    PENSION PLAN TABLE
----------------------------------------------------------------------------------------------------------------------
  AVERAGE OF
HIGHEST ANNUAL
  BASE SALARY
     FOR 3                                            CREDITED YEARS OF SERVICE
  CONSECUTIVE    -----------------------------------------------------------------------------------------------------
   YEARS(a)          5(b)           10             15             20            25             30          32 1/2(c)
----------------------------------------------------------------------------------------------------------------------
   $100,000         $10,000       $20,000       $ 30,000       $ 40,000      $ 50,000       $ 60,000       $ 65,000
   $150,000          15,000        30,000         45,000         60,000        75,000         90,000         97,500
   $200,000          20,000        40,000         60,000         80,000       100,000        120,000        130,000
   $250,000          25,000        50,000         75,000        100,000       125,000        150,000        162,500
   $300,000          30,000        60,000         90,000        120,000       150,000        180,000        195,000
   $350.000          35,000        70,000        105,000        140,000       175,000        210,000        227,500
   $400,000          40,000        80,000        120,000        160,000       200,000        240,000        260,000
   $450,000          45,000        90,000        135,000        180,000       225,000        270,000        292,500
----------------------------------------------------------------------------------------------------------------------
(a)  For these purposes, compensation consists of base salaries and includes any amount voluntarily deferred under
     PNM's Master Employee Savings Plan. Generally, compensation for these purposes does not include bonuses, payments for accrued vacation, or overtime pay.
(b)  Although years of service begin accumulating from the date of employment, vesting occurs after five years of service.
(c)  The maximum number of years generally taken into account for purposes of calculating benefits under the non-contributory defined benefit plan. Under limited circumstances, an employee working beyond age 62 could earn an additional 3% retirement benefit.
----------------------------------------------------------------------------------------------------------------------

         Credited years of service, which can be used to calculate benefits as shown in the above table, have been accumulated by executive officers under the Retirement Plan, the Accelerated Management Performance Plan discussed below, and the supplemental employee retirement arrangements discussed below. Credited years of service computed as of December 31, 2000, are as follows: Mr. Montoya, 11 years; Mr. Sterba, 23.9 years; Mr. Flynn, 6 years; Mr. Maerki, 28.5 years; Mr. Ortiz, 10.25 years; and Mr. Real, 22.33 years. The executive officers' remuneration that would be used to calculate benefits is determined by reference to the Retirement Plan and the supplemental employee retirement arrangements discussed below. As of December 31, 2000, the remuneration used to calculate benefits was as follows: Mr. Montoya, $373,336; Mr. Sterba, $167,412; Mr. Flynn, $161,163; Mr. Maerki, $170,900; Mr. Ortiz, $138,332; and Mr. Real, $135,000. The
remunerator used by the plan was frozen as of December 31, 1997.

         Under Section 401(a)(17) of the Code there is a limitation on the amount of compensation that can be considered in determining retirement benefits under qualified retirement plans. In June 1998, the Board of Directors approved a plan to give executives with earnings in excess of the Code Section 401(a)(17) limitation ($170,000 for 2000) an opportunity to participate in a non-qualified plan and receive the 3% company contribution and a 75 cent on the dollar match for the first 6% contributed by the employee for eligible earnings in excess of the compensation limitation. The non-qualified plan also permits executives to contribute amounts in excess of the Code Section 402(g) limitations on elective deferrals. Nine executive officers participated in the executive savings plan in 2000.

         In January 1981, the Board of Directors approved a non-qualified executive benefit program for a group of management employees. The Accelerated Management Performance Plan, or AMPP, was intended to attract, motivate and retain key management employees. Mr. Maerki and certain other key management employees are eligible to participate in one or more of the plans in the program. Under the program, as originally adopted, key management employees had the opportunity to earn additional credit for years of service toward retirement. The AMPP, as amended and restated, phased out the accumulation of additional credits by January 1, 1990. In addition, the amended and restated plan includes a provision that allows key management employees who have not attained the maximum credits for years of service to receive a reduced benefit from the plan upon accepting early retirement. Monthly benefits received pursuant to the AMPP are offset by monthly benefits received pursuant to the Retirement Plan.

         As approved by the Board of Directors in 1989, a supplemental employee retirement agreement was entered into with Mr. Maerki. Under the agreement, Mr. Maerki's retirement benefits will be computed as if he had been an employee of PNM since February 15, 1974.

         As approved by the Board of Directors in 2000, supplemental employee retirement agreements were entered into with Mr. Sterba and Mr. Ortiz. Under the terms of the agreement with Mr. Sterba, he will earn additional years of credited service so that, if he remains employed by PNM until February 28, 2005, he will be credited with 30 years of service. Mr. Sterba's agreement also provides that, until February 28, 2005, his eligibility for retiree medical benefits will be determined as if he attained 20 years of credited service with PNM at age 45. Under the terms of the agreement with Mr. Ortiz, he will earn additional years of credited service so that, if he remains employed by PNM until January 1, 2010, he will be credited with 30 years of service. This agreement also provides that, until Mr. Ortiz reaches the age of 55, his eligibility for retiree medical benefits will be determined as if he had attained 20 years of credited service with PNM at age 45.

         Under the terms of employment agreements with Mr. Montoya, he is receiving supplemental retirement benefits computed as if he had been an employee of PNM since August 1, 1990.

         The Board of Directors has approved the establishment of an irrevocable grantor trust, under provisions of the Internal Revenue Code, generally in connection with the AMPP and the supplemental retirement arrangements with Mr. Montoya, Mr. Sterba, Mr. Ortiz, Mr. Maerki, and certain former executive officers. PNM may, but is not obligated to, provide funds to the trust, which was established with an independent trustee, to aid in meeting its obligations under those arrangements. Funds in the amount of $12.7 million have been provided to the trust since 1989. Distributions have been made from the trust since 1989. No additional funds have been provided to the trust. In connection with amendments to the Executive Retention Plan discussed below, the executive savings plan and supplemental retirement arrangements would be required to be funded through the trust upon a change in control of PNM.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
AND CHANGE IN CONTROL ARRANGEMENTS

         The PNM Board of Directors adopted the Executive Retention Plan, or the Retention Plan, effective January 1, 1992. The Retention Plan covers executive officers and other key employees designated by the Board. The Retention Plan provides certain severance benefits should the employee be terminated from PNM as a result of a change in control of PNM, and the employee is not immediately re-employed by the successor company, if that termination is (a) for reasons other than cause, or (b) by the employee due to constructive termination. The severance benefits include: (i) lump sum severance equal to 2.5 times current base compensation for executive officers; (ii) reimbursement of reasonable legal fees and expenses incurred as a result of termination of employment; (iii) certain insurance benefits that are substantially similar to those received by the employee immediately prior to termination of employment;
(iv) certain other amounts; and (v) if an employee receives any payment due to a change in control that is subject to the excise tax provided in Section 4999 of the Code, then PNM will reimburse the employee in an amount equal to that which places the employee in the same after-tax position as if no excise tax had been imposed. The Retention Plan was effective for an initial term through December 31, 1992, and is to continue in effect until terminated by the Board. The Retention Plan is also subject to automatic extension, or revival if it has been terminated, for certain events relating to potential changes in control.

         PNM also has a non-union severance pay plan that covers non-union employees, including executives, who are terminated due to the elimination of their positions. Executives are eligible, upon signing a release agreement, for a lump sum payment equal to one year of base salary and reimbursement for placement assistance expenses incurred during the year after being terminated up to 5% of base salary. Executives are also eligible for regular severance pay in the amount of two months of base salary, plus one additional week of base salary for each year of service, continuation of certain insurances, and health care benefits for up to 12 months. Severance benefits shall not exceed the equivalent of twice the participant's annual compensation. If an employee is to receive benefits under the Retention Plan, severance benefits are not available to that employee under the non-union severance pay plan.

         Certain other plans in which the named executive officers participate contain provisions that are triggered by a change in control of PNM. These include the Performance Stock Plan, under which immediate vesting of stock options occurs upon a change in control, and the PNM Resources, Inc. Omnibus Performance Equity Plan, which provides for immediate vesting upon eligible termination due to a change in control.

         The terms of the change in control provisions are similar among the plans but do have some variations. The Board of Directors is considering whether a uniform definition of "change in control" should be adopted to apply to all plans.

                     ---------------------------------------
                         PROPOSAL 2: APPROVE AMENDMENTS TO
                              DIRECTOR RETAINER PLAN
                          (PROPOSAL 2 ON YOUR PROXY CARD)
                     ---------------------------------------

                                     SUMMARY

         The Board of Directors has adopted amendments to the current First Restated and Amended PNM Director Retainer Plan, subject to approval by PNM's shareholders.

         This amended Retainer Plan will become the PNM Resources Director Retainer Plan upon the effective date of the mandatory share exchange. The existing plan is effective until 2002, and the majority of the 100,000 shares authorized for the Retainer Plan have been granted. The amended Retainer Plan will expand the flexibility of PNM Resources to structure retainer fees for the Board of Directors. Ownership of stock will continue to tie directors to the financial success of PNM and to the best interests of the shareholders.

The comparison below highlights the proposed amendments to the Retainer Plan:

------------------------------------------------------------------------------------------------------------
           FIRST RESTATED AND AMENDED                                         PROPOSED
           PNM DIRECTOR RETAINER PLAN                                        AMENDMENTS
------------------------------------------------------------------------------------------------------------
AUTHORIZED SHARES

100,000 (51,199 shares utilized as of April 30, 2001)   200,000 (including shares previously granted)
------------------------------------------------------------------------------------------------------------
EXPIRATION DATE

April 30, 2002                                          July 1, 2005
------------------------------------------------------------------------------------------------------------
RETAINER FEES PAYABLE IN:

Director selects one of the following:
    Cash
    Restricted Stock
    Stock Options                                       Both Cash and Stock Options
------------------------------------------------------------------------------------------------------------
RESTRICTED STOCK

Included as an alternative                              Restricted Stock eliminated as an alternative
------------------------------------------------------------------------------------------------------------
NUMBER OF STOCK OPTIONS GRANTED

                                                        Determined by the Board; generally granted on each
2,000 granted on each Annual Meeting Date               Annual Meeting Date
------------------------------------------------------------------------------------------------------------
EXERCISE PRICE OF STOCK OPTIONS

Determined by dividing the cash retainer by the
number of Stock Options granted and subtracting this
result from the Fair Market Value of one share of       Determined by the Fair Market Value at the close of
Stock on the Grant Date                                 business on the Grant Date
------------------------------------------------------------------------------------------------------------
VESTING

Stock Options shall vest on the next Annual Meeting     The same, subject to exceptions as determined by
Date following the Grant Date of such Stock Options     the Committee
------------------------------------------------------------------------------------------------------------


         The following is a more detailed description of the Retainer Plan, as proposed to be amended:

         ELIGIBILITY. Only non-employee directors are eligible to participate in the Retainer Plan. These directors would be PNM directors until the date of the share exchange and would be PNM Resources directors thereafter. Participants would generally receive annual grants on the date of the Annual Meeting of Shareholders.

         SHARES SUBJECT TO THE PLAN. Under the Retainer Plan, 200,000 shares of common stock of PNM would be granted in the aggregate. This represents an increase of 100,000 over the shares currently authorized, of which 51,199 shares have been utilized as of April 30, 2001. The common stock has no preemptive rights. Although the use of either authorized but unissued shares or shares purchased on the open market ("market shares") is permissible, it is anticipated that future grants will consist of market shares and therefore will have no dilutive effect with respect to the number of outstanding shares. The number of shares is subject to adjustments for changes in capitalization or in connection with certain corporate transactions. Any shares which are forfeited may again be used for grants under the Retainer Plan subject to certain limitations.

         ADMINISTRATION. The Retainer Plan is administered by the Compensation and Human Resources Committee of the Board of Directors or any other committee (as used in this section, the "Committee") as may be designated by the Board to administer the Retainer Plan, the membership of such Committee not being less than three members of the Board.

         CASH.  The cash award is established by the Board of Directors.

         STOCK OPTIONS. The Retainer Plan allows for grants of stock options to be made to each eligible director. The exercise price of each option will be the "Fair Market Value" (as defined in the Plan) of a share of Common Stock at the date of grant.

         A stock option shall generally vest and be exercisable on the immediately following Annual Meeting date subject to exceptions determined by the Committee. Vested stock options will be exercisable at any time on or before the earlier of: (i) one year following a director's termination from the Board or (ii) the tenth anniversary date of the grant date of the stock options.

         Stock options shall be exercised by the director giving written notice to PNM of his or her intent to exercise options, along with the tendering of cash in the amount of the exercise price, as described above, for the options being exercised times the number of the options being exercised. Alternatively, in lieu of cash, the exercise price may be paid by the director, in whole or in part, by assignment and delivery to PNM of vested options (other than those being exercised) owned by the director. The amount credited toward the exercise price shall equal the cumulative fair market value of all of the stock subject to the options tendered on the date of the transfer, less the exercise price of the options. The director may also tender payment by assignment and delivery of unrestricted stock. The amount credited toward the exercise price shall equal the cumulative fair market value of the stock being assigned.

         Subject to the terms of the Retainer Plan, within an administratively reasonable period of time after the exercise of an option and the payment of the full exercise price, the director shall receive a stock certificate evidencing his or her ownership of the stock. The director shall have none of the rights of a shareholder with respect to the stock subject to options, until the date a stock certificate is issued in the director's name. If necessary to meet the conditions of SEC Rule 16b-3, shares of stock obtained upon the exercise of any option granted under the Retainer Plan may not, in any event, be sold by a director until six months after acquisition by the director of the stock option. Options will not be transferable other than by will or by the laws of descent and distribution, and during a participant's lifetime shall be exercisable only by the director.

         VESTING OF STOCK OPTIONS. Stock options cannot be exercised until they vest. Stock options granted under the Retainer Plan will generally vest on the next Annual Meeting date following the Annual Meeting date on which the stock options are granted, subject to exceptions determined by the Committee, if the director continuously remains a director during the vesting period.

         The Retainer Plan provides for the acceleration of vesting of stock options upon the death, disability, or retirement of a director or upon completion of his or her elected term, without reelection (regardless of the reason) or upon a change in control of PNM. If a director ceases to be a director of PNM for any other reason prior to vesting of options, the non-vested options shall automatically be forfeited.

         TERMINATION, SUSPENSION OR MODIFICATION OF THE RETAINER PLAN. Subject to the following discussion, the Board of Directors may amend, terminate, or suspend the Retainer Plan at any time. If required by law or if necessary to meet the conditions of SEC Rule 16b-3, the Board of Directors will not, without authorization of PNM shareholders, effect any change (other than through adjustment or changes in capitalization or corporate transactions, as provided in the Retainer Plan) which would increase the maximum number of shares of Common Stock available for grants under the Retainer Plan, modify the requirements as to eligibility for grants under the Retainer Plan or otherwise materially increase the benefits accruing to the directors under the Retainer Plan (subject, however, to the Board's right to establish the annual retainer amount). In addition, if required by law or if necessary to meet the conditions of SEC Rule 16b-3, no amendment to the Retainer Plan that would change the amount, price, or timing of stock option grants (other than to comport with the changes in the Code or the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder) will be made more than once every six months (without regard to shareholder approval).

         FEDERAL TAX CONSEQUENCES. The options granted under the Retainer Plan are not intended to be qualified (statutory) options under the Code. No taxable income will be recognized by a director upon the grant of an option. Upon exercise, the director will generally recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. PNM will be entitled to a deduction of the same amount.

         In the case of the exercise of an option using previously acquired shares, PNM understands that (i) with respect to the evenly exchanged shares (i.e., the new shares received are equal in number to the old shares surrendered), no gain or loss will be recognized to the optionee at the time of exercise, PNM will not be entitled to a deduction, and the basis and holding period of the equal number of new shares received in the exchange will be the same as the basis and holding period of the surrendered shares, and (ii) with respect to the additional shares received upon exercise, the optionee will be required to recognize as ordinary income in the year of exercise an amount equal to the fair market value on the date of exercise of the additional shares received, less any cash paid upon exercise, and PNM will be entitled to a deduction in a corresponding amount. The basis of the additional shares received will be equal to their fair market value on the date of exercise and the holding period for such shares will begin on the date of exercise. In the payment of the exercise price of an option by assigning other existing options to PNM the optionee, in addition to recognizing ordinary income on the options being exercised, shall also recognize ordinary income on the options being assigned by the amount that the fair market value of the stock exceeds the exercise price of the option being assigned.

         SELF-EMPLOYMENT TAXES. Self-employment taxes are generally recognized and payable by the director at the same time ordinary income is recognized.

         The foregoing is only a summary of the principal tax consequences to PNM and the director from the grant of stock options under the Retainer Plan, as amended.

          YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

--------------------------------------------------------------------------------
          PROPOSAL 3: APPROVE THE AMENDMENT TO THE OMNIBUS PERFORMANCE
                                   EQUITY PLAN
                         (PROPOSAL 3 ON YOUR PROXY CARD)
--------------------------------------------------------------------------------

         The Manzano Corporation Omnibus Performance Equity Plan ("PEP Plan"), a new employee stock incentive plan for the new holding company of PNM, was approved by PNM's shareholders on June 26, 2000. At that time, commitments were made by PNM to (i) reduce reserved shares from 5 million to 2.5 million, (ii) limit the grant of restricted stock rights, performance shares and units, and stock appreciation rights to 500,000 shares out of the total reserved shares, and (iii) prohibit re-pricing of stock options unless shareholder approval is obtained. The PEP Plan will take effect upon the effectiveness of the mandatory share exchange. Recently, the PEP Plan was amended to change the name of the PEP Plan to the "PNM Resources, Inc. Omnibus Performance Equity Plan," and incorporate the commitments described above. This amendment also made other changes to the PEP Plan for which shareholder approval is not required.

         At this time, to comply with applicable tax law, the shareholders are being asked to approve an amendment to the PEP Plan that would place an annual limitation of 500,000 shares to any one person on the number of shares that may be granted to a participant in the PEP Plan. The proposed amendment will facilitate allowing certain of the compensation payable under the plan to be eligible for income tax deduction.

         If this proposal is adopted, a new subsection 5.4 will be added to the PEP Plan as follows:

                           5.4 ANNUAL LIMITATION ON NUMBER OF SHARES SUBJECT TO
                  AWARDS. Notwithstanding any provision in the Plan to the contrary, and subject to adjustment upon the occurrence of any of the events indicated in Section 5.3, the maximum number of shares of Stock that may be granted to any one Participant during any of the Company's fiscal years with respect to one or more Awards shall be five hundred thousand (500,000).

          YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

--------------------------------------------------------------------------------
      PROPOSAL 4: RATIFY AMENDMENTS TO THE ARTICLES OF PNM RESOURCES, INC.
                         (PROPOSAL 4 ON YOUR PROXY CARD)
--------------------------------------------------------------------------------

         The Board of Directors of PNM is asking shareholders to ratify amendments to the Articles of Incorporation of its proposed holding company to conform to a similar change in PNM's bylaws permitted by a recent amendment to New Mexico law. As discussed below, the proposed amendment would lower the vote required for shareholder approval of certain specified corporate actions.

         BACKGROUND. At the Annual Meeting of Shareholders in 2000, PNM's shareholders approved an agreement and plan of share exchange under which PNM will reorganize into a holding company structure. PNM had proposed the holding company structure in response to a 1999 New Mexico law that required separation of state-regulated electric and gas distribution and transmission assets and activities from competitive, deregulated businesses, primarily electric generation assets and service and other energy services. In 2001, the law was amended to delay electric utility industry restructuring, including corporate separation, by an additional five years. The amended law, however, requires the New Mexico Public Regulation Commission ("PRC") to approve a holding company, without corporate separation of generation from transmission and distribution, by July 1, 2001, subject to terms and conditions in the public interest. The amended law also allows utilities to engage in new, unregulated power generation business activities until corporate separation is implemented. The law will provide PNM with significant flexibility to pursue its growth strategy, despite the delay in restructuring.

         PNM has applied to the PRC for authorization to implement the holding company structure provided for in the amended law. PNM is not able to predict the outcome of the case and whether or not the holding company proposal will be approved by the PRC with acceptable conditions. The agreement and plan of share exchange that was approved by PNM's shareholders in 2000 is the legal document that will create the holding company structure, subject to receiving regulatory approvals and meeting certain other conditions. The agreement and plan of share exchange provides that each share of PNM common stock will be exchanged for one share of holding company common stock. As a result of the share exchange, you will own holding company common stock and the holding company will own all of the outstanding shares of PNM common stock. In connection with the share exchange, PNM proposes to distribute the outstanding shares of common stock of its existing subsidiaries, including Avistar, Inc., an unregulated subsidiary of PNM engaged in providing energy and utility-related services, to the holding company. You are not being asked to vote again on the agreement and plan of share exchange.

         The holding company's articles of incorporation were provided to shareholders in connection with the 2000 shareholder approval of the agreement and plan of share exchange. At that time, the proposed holding company was named "Manzano Corporation." However, in light of intervening events, the Board of Directors has determined that "PNM Resources, Inc." would be a more appropriate name for the holding company. The name of the proposed holding company has been changed by action of the Manzano Corporation and PNM Boards by amending the holding company articles of incorporation. Retaining "PNM" as part of the name of the holding company allows continued trading under the "PNM" symbol and avoids potential investor confusion as PNM moves forward with its pending transaction with Western Resources, Inc. The proposed holding company is therefore referred to in this proxy statement as "PNM Resources".

         In connection with shareholder approval of the agreement and plan of share exchange in 2000, PNM committed that not more than 10 million shares of preferred stock would be issued by the holding company without express approval of the common shareholders. The holding company's articles of incorporation have therefore been amended to carry out this commitment by reducing the number of shares of stock authorized from 170 million to 130 million, eliminating 40 million shares of preferred stock originally authorized so that only 10 million shares of preferred stock remain authorized for PNM Resources.

         The foregoing articles changes have been made under the authority of the respective Boards and are not being submitted to shareholders for ratification. However, additional changes in the holding company articles are being submitted for ratification by the PNM shareholders.

         The holding company's articles of incorporation contain supermajority voting provisions which provide that the affirmative vote of the holders of two-thirds of its outstanding common shares is required to effect a merger, consolidation or sale of all or substantially all of the holding company's assets, to amend the provisions of the holding company's articles and to effect certain exchanges of stock. These provisions are as follows:

                                   ARTICLE VI
                                   AMENDMENTS

                           The affirmative vote of the holders
                  of two-thirds of the outstanding capital stock of the Corporation entitled to vote shall be required in order to amend, alter, change or repeal any provisions of these Articles of Incorporation.

                                   ARTICLE IX
                                  SHAREHOLDERS

                           The affirmative vote of the holders
                  of two-thirds of the outstanding capital stock of the Corporation entitled to vote shall be required in order to approve any merger, consolidation, plan to exchange all the issued or outstanding shares of one or more classes of stock of this Corporation for shares of another corporation or sale of all or substantially all of the Corporation's assets.

         The Board of PNM Resources has recommended, and the Board of PNM acting as sole shareholder of PNM Resources, has approved, subject to PNM shareholder ratification, amending the holding company articles to eliminate the supermajority voting provisions quoted above.

         Effective June 17, 1983, the New Mexico Business Corporation Act ("NMBCA") was amended to lower the voting requirements for certain corporate actions from a supermajority to a majority for corporations formed on or after that date. These corporate actions included amendments to articles of incorporation, mergers and consolidations, voluntary dissolutions, sales of all or substantially all assets outside the ordinary course of business and mandatory share exchanges. The amendments reduced the voting requirement from a supermajority of two-thirds to a simple majority of shares outstanding, in the absence of an articles provision establishing a supermajority. However, the 1983 amendments regarding voting majorities did not apply to corporations already existing at that time in the absence of an articles provision adopting the 1983 amendments lowering the voting requirements. Although PNM does not have such an articles provision, the supermajority provisions still applied to it because it was formed prior to 1983.

         Pursuant to legislation passed in March 2001, signed into law in April 2001, and effective July 1, 2001, the NMBCA was further amended to allow certain corporations existing on the effective date of the 1983 amendments (such as PNM) to make the lower voting requirements of the 1983 amendments applicable by means of a bylaw provision, which can only be rescinded by an amendment to the articles of incorporation. Accordingly, the PNM Board amended the PNM bylaws to take advantage of this revised statute, effective July 1, 2001.

         THE PROPOSED HOLDING COMPANY ARTICLES AMENDMENTS. At the time of the submission of the agreement and plan of share exchange to the shareholders for approval, PNM had drafted the proposed holding company's articles to conform to its own in respect of supermajority voting requirements. However, because PNM Resources was already subject to the lower voting requirements of the 1983 amendments to the NMBCA, having been incorporated in 2000, the NMBCA required an express articles provision to impose these requirements. PNM identified these supermajority voting requirements in the PNM Resources articles as "anti-takeover" provisions in the proxy statement for the 2000 meeting at which the holding company was approved. The PNM Board has now determined to eliminate these provisions from the PNM Resources articles and rely on the simple majority voting requirements contained in New Mexico law as it has done for PNM. Although technically requiring only PNM's approval as the sole shareholder of PNM Resources, the Board has determined that this change should not take effect unless ratified by the holders of a majority of the shares of PNM represented, in person or by proxy, at the annual meeting. This proposal is being submitted to PNM's shareholders under PNM's bylaws which allow the directors to submit any matter for ratification by the shareholders, even though not otherwise required to be submitted.

         PNM's Board has determined, in accordance with the agreement and plan of share exchange, that the proposed change would not materially and adversely affect the rights of PNM's shareholders. The passage of the recent amendment to the NMBCA making it easier for certain corporations to elect to come under the more modern voting requirement provisions of the Act signals a clear public policy in New Mexico against supermajority provisions unless shareholders have clearly expressed their desire for such provisions by express language in the articles. This policy choice is consistent with the notion that supermajority voting provisions thwart the will of the majority by providing veto power to a minority of shareholders. In addition, many shareholder rights proponents now advocate for the elimination of supermajority requirements as detrimental to shareholder interests for this same reason.

         If ratified by shareholders at this annual meeting, the PNM Resources shareholder vote on the proposed combination with Western Resources, Inc. to be held at a later shareholder meeting will require a majority vote and not a supermajority vote as presently required.

          YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

--------------------------------------------------------------------------------
                 PROPOSAL 5: APPROVAL OF INDEPENDENT ACCOUNTANTS
                         (PROPOSAL 5 ON YOUR PROXY CARD)
--------------------------------------------------------------------------------

         The Audit Committee of the Board of Directors has selected Arthur Andersen LLP to audit PNM's books of account and other corporate records for 2001. Arthur Andersen has audited PNM's books since 1993, and has advised PNM that they are independent, within the meaning of the rules and guidelines of the SEC.

         Fees paid to Arthur Andersen LLP by PNM are as follows:

         AUDIT FEES. The aggregate fees billed by Arthur Andersen for the year 2000 for audit services rendered were $436,300.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. There were no fees for financial information system design and implementation in 2000.

         ALL OTHER FEES. The aggregate fees billed by Arthur Andersen for the year 2000 for all services other than those described above were $1,599,000. The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

         A representative of Arthur Andersen LLP will be available at the Annual Meeting to respond to questions and to make any statement the representative may desire.

          YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Securities Exchange Act of 1934 requires PNM's executive officers and directors to file certain reports of ownership and changes in ownership with the SEC. Based upon a review of reports filed with the SEC and written representations by persons required to report, all reports required to be filed pursuant to Section 16(a) of the Exchange Act with respect to 2000 reporting were filed on a timely basis, except Form 3 for the new Board member Mr. Theodore F. Patlovich and the year end Form 5 for Mr. John R. Loyack were filed late.

ANNUAL REPORT AND OTHER MATTERS

         PNM's Annual Report, including consolidated financial statements, was mailed to shareholders beginning on March 30, 2001. COPIES OF PNM'S 2000 ANNUAL REPORT ON FORM 10-K ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO BARBARA BARSKY, SENIOR VICE PRESIDENT, PLANNING AND INVESTOR SERVICES, ALVARADO SQUARE MS 2806, ALBUQUERQUE, NM 87158, or electronically at InvestorRelations@pnm.com. You may also obtain our SEC filings through the internet at http://www.sec.gov.

SHAREHOLDER PROPOSALS FOR THE YEAR 2002 ANNUAL MEETING

         Any proposal to be considered for possible inclusion in the proxy statement for PNM's (or PNM Resources's if the share exchange is completed) 2002 annual meeting of shareholders must be received by PNM (or PNM Resources),
Attention: Secretary, Alvarado Square, Mail Stop 2822, Albuquerque, NM 87158, on or before [January 22, 2001].

         A shareholder proposal submitted outside the processes of the SEC's proxy rules will be considered untimely if: (a) the share exchange is not completed, if notice is received by PNM after [April 6, 2002], or (b) the share exchange is completed, if notice is received by PNM Resources after [February 20, 2002], and the proxy for this meeting may confer discretionary authority to vote on a matter for which notice is not received in a timely manner.

SOLICITATION

         The enclosed proxy is being solicited on behalf of PNM's Board of Directors. This solicitation is being made by mail but also may be made in person, by telephone or other means of electronic communication. We have hired Innisfree M & A Incorporated to assist in the solicitation, for an estimated fee of $8,500. PNM will pay all costs related to solicitation.

REVOCABILITY OF PROXY

         You may revoke the enclosed proxy by attending the Annual Meeting and voting your shares in person or by providing a later executed proxy.

                                        By Order of the Board of Directors

                                        Patrick T. Ortiz
                                        Senior Vice President,
                                        General Counsel and Secretary

                                                                       EXHIBIT A


                                      CHARTER
                                  AUDIT COMMITTEE
                                  ---------------
                                 Revised 12-11-2000



STATEMENT OF PURPOSE
--------------------



       The Audit Committee (the "Committee") shall be a standing committee appointed by the Board of Directors consisting of at least three independent directors, as defined by the New York Stock Exchange Listed Company Manual. The directors shall be free of any relationships that would interfere with their exercise of independent judgment. The directors shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. At least one director shall have accounting or related financial management expertise. The Committee and its designees will be granted unlimited accessibility to all PNM records, property, and employees. The Committee has the authority to initiate and supervise investigations into any matters within the scope of its duties and responsibilities through the employment of any resources including outside counsel, if deemed necessary.

       An annual report will be completed for the Board of Directors regarding the Committee's accomplishments. The Committee will at least annually review its charter and recommend appropriate changes to the Board of Directors. The Committee will prepare a report to shareholders as required by the SEC to be included in the Company's annual proxy statement. The Committee shall cause its charter to be published at least every three years in accordance with SEC regulations. The Committee shall meet at least four times a year, may retain independent consultants, as appropriate, and take such other actions as may be necessary in its performance of the following duties and responsibilities:

DUTIES AND RESPONSIBILITIES
---------------------------

       A.  ASSESS EXTERNAL AUDIT
           ---------------------

       1. The outside auditors are ultimately accountable to the Board and the Committee. The Board of Directors and the Committee have the authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors. The Committee shall evaluate the performance of the outside auditors and annually recommend to the Board of Directors the nomination of the outside auditors for shareholder approval in the proxy statement.

       2. At least annually, the Committee shall obtain from the outside auditors a formal written statement delineating all relationships between the outside auditors and the Company. The Committee shall discuss with the outside auditors any relationships or services provided to the Company that may impact the objectivity and independence of the outside auditors. The Committee shall recommend to the Board of Directors any appropriate action to be taken in response to the reports that may be necessary to satisfy itself of the independence of the outside auditors.

       3. Discuss the scope, objectives, staffing, reliance upon management and procedures to be included in the annual audit with the outside auditors, including the coordination of audit effort with the internal audit staff.

       4. Review with financial management and the outside auditors the Company's quarterly and annual financial statements prior to filing. Discuss any significant changes to the Company's accounting principles and any items required to be communicated in accordance with Statement of Accounting Standards No. 61. In particular the Committee shall review and discuss: significant accounting policies; management judgments and accounting estimates; significant audit adjustments; disagreements with management, including accounting principles, scope of audit, and disclosures; consultation with other accountants by management; the quality of the accounting principles and underlying estimates used in the preparation of the Company's financial statements; the clarity of the financial disclosure practices used or proposed by the Company; and, the outside auditors' views about the reasonableness of management's choices of accounting principles from the perspective of income, asset and liability recognition, and whether those practices are common practices or minority practices.

       5. Review any restrictions placed on the outside auditors in performance of their work, and the cooperation received from Company personnel.

       6. Report the results of the outside auditors' examination of the Company's financial statements to the Board of Directors.

       7. Maintain a direct line of communication with the outside auditors including meeting with them without Company personnel present whenever deemed appropriate by the Committee or at the request of the outside auditors.

       B.  ASSESS THE BUSINESS CONTROL STRUCTURE
           -------------------------------------

       Review the Company's business control structure by performing the following:

       1. Obtain periodic briefings by senior management regarding financial performance, business and financial risks, exposures and other issues, financial reporting issues and changes, litigation issues, internal controls, laws and regulations, and including oversight and responsibility for Senior Executive expense reimbursement. Request briefings from Senior Management on areas of operational risk that may impact Company financial health. Review and monitor risk mitigation and management methods designed to address these risks.

       2. Review reports prepared by the internal and external auditors regarding risks outside the acceptable limits established by management and the Board. The Committee should consider the actions taken by management in response to the internal and external auditors' suggestions.

       3. Review the effectiveness of management's program to assure compliance with the requirements of laws and regulations and all associated risks. Ensure Internal Audit is sufficiently involved in review of Company compliance with laws and regulations.

       C.  OVERSEE THE WORK OF THE INTERNAL AUDITORS
           -----------------------------------------

       1. Review and approve the Audit Services Department plan for assessing and reviewing business risks and the activities and mechanisms implemented by management to keep risks within acceptable limits.

       2. Assess whether the Audit Services Department is meeting the objectives defined by the Committee and senior management to:

              - Add value to the overall operation of the Company through review of work performed, as reflected in the audit comments issued (operational perspective and preventative nature of recommendations), and in survey results from auditees;

              - Perform reviews in a proactive manner, evidenced by scheduled and reported involvement in key business projects company-wide (new systems in development, reengineering of significant business processes, quality initiatives, steering committees, advisory boards, etc.);

              - Evaluate the internal audit process for continual improvement opportunities and to incorporate best practices found through research within and outside the industry, with the objective to better serve internal and external customers, as evidenced by periodic presentations by the Director of Audit Services of new methods and process changes.

       3. Perform a formal evaluation of the performance of the Director of Audit Services at least annually with quarterly feedback regarding accomplishment of the mission and scope of coverage. The Committee must concur on the selection of any candidate for the position of Director of Audit Services.

                                     [LOGO]



The Annual Meeting of Shareholders of Public Service Company of New Mexico will be held at the Albuquerque Convention Center, Kiva Auditorium, 401 2nd St. N.W., Albuquerque, New Mexico, at 9:30 a.m., Mountain Daylight Savings Time, on July 3, 2001.


                      (VOTING INSTRUCTIONS ARE ON BACK)


 FOLD AND DETACH HERE
--------------------------------------------------------------------------------



A vote FOR the following proposals is recommended by the Board of Directors.

1. Election of Directors (John T. Ackerman, Joyce A. Godwin, and Manuel Lujan, Jr.)

     Mark one: ___ FOR all nominees listed above.
               ___ FOR all nominees listed above except
                   _____________________________________
               ___ WITHHOLD AUTHORITY to vote for all
                    nominees listed above.

2.   Approve amendments to Director Retainer Plan.
       / / FOR   / / AGAINST   / / ABSTAIN

3.   Approve an amendment to the PNM Resources, Inc.
     (formerly Munzano Corporation) Omnibus Performance Equity Plan.
       / / FOR   / / AGAINST   / / ABSTAIN

4.   Ratify amendments to the Articles of Incorporation of PNM Resources, Inc.
       / / FOR   / / AGAINST   / / ABSTAIN

5. Approve appointment of Arthur Andersen LLP as independent public accountants for 2001.
       / / FOR   / / AGAINST   / / ABSTAIN

6.   Conduct other business properly brought up at the meeting.


P    ___________________________________                 __                 __
R                  Signature                            |                     |
O    ___________________________________
X                  Signature
Y    Dated: ______________________, 2001                |__                 __|

     ---------------------------------------------
     PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY
     CARD PROMPTLY, USING THE ENCLOSED ENVELOPE
     ---------------------------------------------

                         PUBLIC SERVICE COMPANY OF NEW MEXICO

                PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned does hereby constitute and appoint R.G. Armstrong, T.F. Patlovich, and P.F. Roth, and each or any one of them, true and lawful
P    attorney-in-fact and proxy for the undersigned, with full power of
R    substitution, to represent and vote the Common Stock of the undersigned
O    at the Annual Meeting of Shareholders of Public Service Company of New
X    Mexico to be held at the Albuquerque Convention Center, Kiva Auditorium,
Y 401 2nd St. N.W. Albuquerque, New Mexico at 9:30 a.m., Mountain Daylight Savings Time, on July 3, 2001 and at any adjournments thereof, on all matters coming before said meeting.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, AND 5.

     Please date and sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title. If stock is held jointly, each owner should sign. If stock is owned by a corporation, please sign full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.

                              PNM RESOURCES, INC.
                        OMNIBUS PERFORMANCE EQUITY PLAN

                                   SECTION 1
               ESTABLISHMENT, PURPOSE, AND EFFECTIVE DATE OF PLAN

    1.1 ESTABLISHMENT. PNM Resources, Inc. (the "Company"), a New Mexico corporation, hereby establishes the "PNM RESOURCES, INC. OMNIBUS PERFORMANCE EQUITY PLAN" (the "Plan") for Employees. The Plan permits the grant of Stock Options, Restricted Stock Rights, Performance Shares, Performance Units, and Stock Appreciation Rights.

    1.2 PURPOSE. The purpose of the Plan is to advance the interests of the Company by encouraging and providing for the acquisition of an equity interest in the Company by Employees, by providing additional incentives and motivation toward superior performance of the Company, and by enabling the Company to attract and retain the services of Employees upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.

    1.3 EFFECTIVE DATE. Subject to shareholder approval, the Plan shall become effective immediately upon the effective date of the closing of the mandatory share exchange under the New Mexico Business Corporation Act, N.M.Stat.Ann.
Section 53-13-13 (1983), which will result in the Company becoming the holding company for the Public Service Company of New Mexico.

                                   SECTION 2
                                  DEFINITIONS

    2.1 DEFINITIONS. Whenever used herein, the following terms will have their respective meanings set forth below:

        (a) "Award" means any Option, Restricted Stock Right, Performance Share, Performance Unit or Stock Appreciation Right granted under this Plan.

        (b) "Board" means the Board of Directors of the Company.

        (c) "Cause," subject to the exception and modification set forth at the end of this Subsection (c), shall mean termination of employment due to the willful engaging by the Participant in conduct which is demonstrably and materially injurious to an Employer, monetarily or otherwise, such as acts of fraud, misappropriation or embezzlement for personal gain at the expense of an Employer, conviction of a felony, or conviction of a misdemeanor involving immoral acts.

For purposes of this definition, an act or failure to act by a Participant shall not be deemed "willful" if done, or omitted to be done, by the Participant in good faith and with reasonable belief that his or her action was in the best interest of the Employer.

        (d) "Change in Control," subject to the exceptions and modifications set forth at the end of this Subsection (d), shall be deemed to have occurred (any required approval, including any final nonappealable regulatory order, having been obtained):

             i. if any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (as hereinafter defined), becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities;

           ii. if, during any period of two (2) consecutive years, the following individuals cease, for any reason, to constitute a majority of the
        Board:

               a. directors who were directors at the beginning of such period; and

               b. any new directors, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3rds) of the directors then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved (such new directors being referred to as "Approved New Directors");

           iii. upon the effective date of a merger or consolidation of the Company with any other corporation; or

            iv. upon the effective date of the adoption of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

    Subsection (d)(i) shall not apply if the "person" as referred to therein is, or shall be, (a) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or (b) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

    In Subsection (d)(ii), the Approved New Director shall not include a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Subsection (d)(i), (d)(iii) or
(d)(iv) hereof.

    Subsection (d)(iii) shall not apply to a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation.

        (e) "Code" means the Internal Revenue Code of 1986, as amended.

        (f) "Committee" means the Compensation and Human Resources Committee of the Board or any such other committee as may be designated by the Board to administer the Plan, the membership of such committee not being less than two (2) members of the Board. All Committee members must be "non-employee directors" (as defined in Rule 16b-3 under the Exchange Act) if required to meet the conditions for exemption of the Awards under the Plan from
    Section 16(b) of the Exchange Act.

        (g) "Company" means PNM Resources, Inc., a New Mexico corporation.

        (h) "Disability" shall have the same meaning as provided in the Company's long term disability plan for the provision of long term disability benefits.

        (i) "Employee" means any full-time or part-time employee of an Employer who was not hired for a specific job of limited duration, or for a position designated for students.

        (j) "Employer" means the Company, or any of its subsidiaries which has by resolution of the subsidiary's Board affirmatively adopted the Plan.

        (k) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

        (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (m) "Fair Market Value" means the closing sale price of one share of Stock for "New York Stock Exchange Composite Transactions," as reported in the Western Edition of the WALL STREET JOURNAL, or a successor comparable publication, on the date such value is determined (or if Stock is not traded on such date, on the first immediately preceding business day on which Stock was so traded).

        (n) "Grant Date" means the date the Committee approves the Award.

        (o) "Impaction" means involuntary termination due to elimination of job, position, department or work unit or general downsizing.

        (p) "Option" means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan an Option may be either
    (i) a "nonstatutory stock option" (an option which is not an incentive stock option), or (ii) an "incentive stock option" within the meaning of
    Section 422 of the Code.

        (q) "Participant" means any Employee who is selected by an Employer from time to time to participate in the Plan; provided, however, that all Employees who are selected to participate in the Plan shall be subject to approval by the President, in his or her sole discretion. Notwithstanding the above, the President's right to participate in the Plan shall be determined in the sole discretion of the Committee.

        (r) "Performance Period" means the time period during which the performance goals must be met as determined by the Committee.

        (s) "Performance Share" means a right to receive a payment in the form of Stock equal to the value of a Performance Share as determined by the Committee.

        (t) "Performance Unit" means a right to receive a payment in cash or Stock or a combination thereof equal to the value of a Performance Unit as determined by the Committee.

        (u) "Plan" shall mean the PNM Resources, Inc. Omnibus Performance Equity Plan as set forth in this document and as amended from time to time.

        (v) "President" means the President of the Company.

        (w) "Restricted Period" means the period during which a Restricted Stock Right, Performance Share or Performance Unit is subject to restrictions pursuant to the relevant provisions of the Plan.

        (x) "Restricted Stock Right" means the right to receive a share of Stock at no monetary cost to the Participant.

        (y) "Retirement," for purposes of this Plan, shall mean termination of employment and attainment of:

           (i)  age forty-five (45) and twenty (20) years of service;

           (ii) age fifty five (55) and ten (10) years of service;

          (iii) the age at which the early distribution penalty no longer applies as specified in Code Section 72(t) and five (5) years of service; or

           (iv) any age and thirty (30) years of service.

        (z) "Stock" means the Common Stock of the Company, no par value.

        (aa) "Stock Appreciation Right" and "SAR" mean the right to receive a payment from the Company equal to the excess of the Fair Market Value of the share of Stock at the date of exercise over a specified price fixed by the Committee, which shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the Grant Date. In the case of a Stock Appreciation Right which is granted in conjunction with an Option, the specified price shall be the Option exercise price.

    2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan will include the feminine gender, the singular will include the plural, and the plural will include the singular.

                                   SECTION 3
                         ELIGIBILITY AND PARTICIPATION

    Awards may be made only to those Participants who are Employees of an Employer on the Grant Date of the Award.

                                   SECTION 4
                                 ADMINISTRATION

    4.1 ADMINISTRATION. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee in good faith pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes of the Plan.

    4.2 AWARDS. The Committee shall have the authority, in its sole discretion, to determine the types of Awards, the times when Awards shall be granted, the number of Awards, the purchase price or exercise price, the period(s) during which such Awards shall be exercisable (whether in whole or in part), the restrictions applicable to Awards, and the other terms and provisions thereof (which need not be identical). The Committee shall have the authority to modify existing Awards, subject to Section 16 of this Plan.

    4.3 AWARD AGREEMENT. Each Award shall be evidenced by an agreement that shall specify the type of Award granted and such other provisions and restrictions as the Committee shall determine.

    4.4 CLAIMS. Any claim relating to an Award granted under this Plan shall be submitted to the Committee or its designee. The Committee shall render a written decision and, if there is an adverse determination with respect to the claim, either in whole or in part, the decision will set forth the basis for the determination. If the Committee does not render a decision within one hundred and twenty (120) days, the claim shall be deemed denied.

                                   SECTION 5
                             STOCK SUBJECT TO PLAN

    5.1 NUMBER. The total number of shares of Stock subject to all Awards under the Plan may not exceed two million five hundred thousand (2,500,000), subject to adjustment upon occurrence of any of the events indicated in Section 5.3. The number of shares of Stock subject to Restricted Stock Right, Performance Share, Performance Unit, and Stock Appreciation Right Awards may not exceed five hundred thousand (500,000), subject to adjustment upon occurrence of any of the events indicated in Section 5.3. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or shares purchased on the open market or, if it becomes allowable under New Mexico law, treasury Stock not reserved for any other purpose.

    5.2 AVAILABILITY OF STOCK FOR GRANT. Subject to the express provisions of the Plan, if any Award granted under the Plan terminates, expires, lapses for any reason, or is paid in cash, any Stock subject to or surrendered for such Award will again be Stock available for the grant of an Award. With respect to Awards made to insiders under Section 16 of the Exchange Act, shares of such Stock may be reused to the maximum extent permitted under
Section 16 of the Exchange Act.

    5.3 ADJUSTMENT IN CAPITALIZATION. In the event of any change in the outstanding shares of Stock by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of Stock available under the Plan and subject to each outstanding Award, and its stated exercise price or the basis upon which the Award is measured, shall be adjusted appropriately by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. Any adjustment to an incentive stock option shall be made consistent with the requirements of Section 424 of the Code.

    5.4 ANNUAL LIMITATION ON NUMBER OF SHARES SUBJECT TO AWARDS. Notwithstanding any provision in the Plan to the contrary, and subject to adjustment upon the occurrence of any of the events indicated in Section 5.3, the maximum number of shares of Stock that may be granted to any one Participant during any of the Company's fiscal years with respect to one or more Awards shall be five hundred thousand (500,000).

                                   SECTION 6
                                DURATION OF PLAN

    The Plan shall remain in effect, subject to the Board's right to terminate the Plan earlier pursuant to Section 16 herein, until all Awards hereunder shall have expired or terminated or shall have been exercised or fully vested, and any Stock subject thereto shall have been purchased or acquired pursuant to the provisions thereof. Notwithstanding the foregoing, no Award may be granted under the Plan after December 31, 2010.

                                   SECTION 7
                                 STOCK OPTIONS

    7.1 GRANT OF OPTIONS. Subject to the provisions of Sections 5 and 6, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Options granted to each Participant. The Committee may grant any type of Option to purchase Company Stock that is permitted by law at the time of grant except discounted options. To the extent the aggregate Fair Market Value (determined at the time the Option is granted) of the Stock with respect to which incentive stock options are exercisable for the first time by a Participant in any calendar year (under this Plan and any other plans of the Company) exceeds the limitations set forth in Code Section 422(d), as amended, such Options shall not be deemed incentive stock options. In determining which Options may be treated as non-qualified options under the preceding sentence, Options will be taken into account in the order of their Grant Dates. No incentive stock option may be granted to any person who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. Nothing in this Section 7 of the Plan shall be deemed to prevent the grant of nonstatutory stock options in amounts which exceed the maximum established by
Section 422 of the Code.

    7.2 EXERCISE PRICE. No Option shall be granted pursuant to the Plan at an exercise price that is less than the Fair Market Value of the Stock on the Grant Date.

    7.3 DURATION OF OPTIONS. Each Option shall expire at such time or times as the Committee shall determine at the time it is granted; provided, however, that no incentive stock option may be granted later than ten (10) years from the date the Plan is adopted or approved by the shareholders, whichever is earlier.

    7.4 EXERCISABILITY OF OPTIONS. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants; provided, however, that no Option shall be exercisable later than ten (10) years from the Grant Date.

    7.5 NO OBLIGATIONS TO EXERCISE OPTIONS. The granting of an Option will impose no obligation upon the Participant to exercise such Option.

    7.6 PAYMENT. The purchase price of Stock upon exercise of any Option shall be paid in full either (i) in cash, (ii) in previously-acquired Stock (through actual tender or by attestation) held for more than six (6) months, valued at its Fair Market Value on the date of exercise, or (iii) by a combination thereof as determined by the Committee. The Committee in its sole discretion may also permit a Participant to make payment of the purchase price upon exercise of any Option through a broker-assisted "cashless" exercise arrangement by delivering a properly executed notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price. The proceeds from payment of exercise prices shall be added to the general funds of the Company and shall be used for general corporate purposes.

    7.7 DELIVERY OF SHARES. Within an administratively reasonable period of time after the exercise of an Option, and the payment of the full exercise price, and the satisfaction of all withholding obligations incurred pursuant to such exercise, the Participant shall receive a Stock certificate evidencing his or her ownership of such Stock. A Participant shall have none of the rights of a shareholder with respect to Options until the record date of the Stock purchase. No adjustment will be made for dividends or other rights for which the record date is prior to the date such Stock certificate is issued in the Participant's name.

                                   SECTION 8
                            RESTRICTED STOCK RIGHTS

    8.1 GRANT OF RESTRICTED STOCK RIGHTS. Subject to the provisions of Sections 5 and 6, the Committee, at any time and from time to time, may grant Restricted Stock Rights under the Plan to such Participants and in such amounts as it shall determine.

    8.2 VOTING RIGHTS. During the Restricted Period, Participants holding the Restricted Stock Rights granted hereunder shall have no voting rights with respect to the shares subject to such Restricted Stock Rights prior to the issuance of such shares pursuant to the Plan.

    8.3 DIVIDEND EQUIVALENTS AND OTHER DISTRIBUTIONS. During the Restricted Period, at the discretion of the Committee, Participants holding Restricted Stock Rights may be entitled to receive dividend equivalents and other distributions paid with respect to those Rights while they are so held.

    8.4 FORM AND TIMING OF PAYMENT. Upon the satisfaction of the restrictions, shares will be issued to the Participant. If any shares are to be issued on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period.

                                   SECTION 9
                    PERFORMANCE SHARES AND PERFORMANCE UNITS

    9.1 GRANT OF PERFORMANCE SHARES OR PERFORMANCE UNITS. Subject to the provisions of Sections 5 and 6, Performance Shares or Performance Units may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Shares or Performance Units granted to each Participant.

    9.2 VALUE OF PERFORMANCE SHARES AND PERFORMANCE UNITS. Each Performance Share and each Performance Unit shall have a value determined by the Committee at the time of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the ultimate value of the Performance Share or Performance Unit to the Participant. The time period during which the performance goals must be met shall be called a Performance Period and shall be determined by the Committee.

    9.3 FORM AND TIMING OF PAYMENT. For Performance Shares, payment shall be made in Stock. For Performance Units, payment shall be made in cash, Stock or a combination thereof as determined by the Committee. Payment may be made in a lump sum or installments as prescribed by the Committee. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period.

                                   SECTION 10
                           STOCK APPRECIATION RIGHTS

    10.1 GRANT OF STOCK APPRECIATION RIGHTS. Subject to the provisions of Sections 5 and 6, Stock Appreciation Rights ("SARs") may be granted to Participants at any time and from time to time as shall be determined by the Committee. SARs may be granted in connection with the grant of an Option, in which case the exercise of SARs will result in the surrender of the right to purchase the shares under the Option as to which the SARs were exercised. Alternatively, SARs may be granted independently of Options.

    10.2 EXERCISABILITY OF SARS. SARs granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for all Participants; provided, however, that no SAR shall be exercisable later than ten
(10) years from the Grant Date.

    10.3 EXERCISE OF SARS. Upon exercise of the SAR, the Participant shall be entitled to receive payment of an amount determined by multiplying:

        (a) The difference between the Fair Market Value of a share of Stock at the date of exercise over the price fixed by the Committee at the Grant Date, by

        (b) The number of shares with respect to which the SAR is exercised.

    10.4 FORM AND TIMING OF PAYMENT. At the sole discretion of the Committee, payment for SARs may be made in cash or Stock, or in a combination thereof.

    10.5 RULE 16b-3 REQUIREMENTS. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of an SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule), under the Exchange Act.

    10.6 TERM OF SAR. The term of an SAR granted under the Plan shall not exceed ten (10) years.

                                   SECTION 11
                                  RESTRICTIONS

    The Committee shall impose such restrictions on any Awards under the Plan as it may deem advisable, including, without limitation, restrictions under applicable federal securities law, under the requirements of any stock exchange upon which the Stock is then listed and under any blue sky or state securities laws applicable to such Awards.

                                   SECTION 12
                           TERMINATION OF EMPLOYMENT

    12.1 TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, RETIREMENT, IMPACTION OR CHANGE IN CONTROL.

        (a) NONVESTED AWARDS.

            i. OPTIONS AND SARS. If a Participant holds any nonvested Options or SARs upon a termination of employment due to death, Disability, Retirement, Impaction, or Change in Control, all such nonvested Options or SARs shall become one hundred percent (100%) vested.

            ii. RESTRICTED STOCK RIGHTS, PERFORMANCE SHARES AND PERFORMANCE UNITS. If a Participant holds any nonvested Restricted Stock Rights, Performance Shares or

       Performance Units upon a termination of employment due to death, Disability, Retirement, Impaction or Change in Control, all such nonvested Restricted Stock Rights, Performance Shares or Performance Units shall vest as follows:

        a. If the restriction is based on meeting certain service requirements, the Restricted Stock Rights, Performance Shares or Performance Units shall vest at termination of employment. The Participant shall receive pro rata shares and/or cash payment based on the number of full months of service during the Restricted Period.

        b. If the restriction is based on meeting certain performance requirements, the Restricted Stock Right, Performance Share or Performance Unit shall vest at the end of the Performance Period. The Participant shall receive pro rata shares and/or cash payment based on the achievement of performance goals during the entire Performance Period, pro rated for the number of full months of service during the Performance Period. Distribution of shares and/or cash payment shall be made at the same time as payment is made to those Participants who did not terminate service during the Performance Period.

        (b) VESTED AWARDS.

            i. OPTIONS AND SARS. If a Participant holds any vested Options or SARs upon a termination of employment due to death, Disability, Retirement, Impaction or Change in Control, vested Options or SARs shall be exercisable on or before the earlier of: (i) three (3) years following the termination of employment or (ii) the tenth (10th) anniversary date of the Grant Date of the Options or SARs.

            ii. INCENTIVE STOCK OPTIONS. Notwithstanding the foregoing, in the case of an incentive stock option, the favorable tax treatment described in Section 422 of the Code shall not be available if such Option is exercised after the date prescribed in Section 422(a)(2), as amended, following a termination of employment except as otherwise allowed by Sections 421(c)(1)(A) and 422(c)(6).

           iii. RESTRICTED STOCK RIGHTS, PERFORMANCE SHARES AND PERFORMANCE UNITS. If a Participant holds any vested Restricted Stock Rights, Performance Shares or Performance Units subject to a deferral period, payment shall be made at termination of employment.

    12.2 VOLUNTARY TERMINATION OR INVOLUNTARY TERMINATION OF EMPLOYMENT FOR REASONS OTHER THAN IMPACTION OR CAUSE.

        (a) NONVESTED AWARDS. If a Participant holds any nonvested Awards upon voluntary termination or involuntary termination of employment for reasons other than Impaction or Cause, all such nonvested Awards shall be canceled.

        (b) VESTED AWARDS.

            i. OPTIONS AND SARS. If a Participant holds any vested Options or SARs upon voluntary termination or involuntary termination of employment for reasons other than Impaction or Cause, such vested Options or SARs shall be exercisable on or before the earlier of: (i) three (3) months following the termination date or (ii) the tenth (10 >) anniversary of the Grant Date of the Options or SARs.

            ii. RESTRICTED STOCK RIGHTS, PERFORMANCE SHARES AND PERFORMANCE UNITS. If a Participant holds any vested Restricted Stock Rights, Performance Shares and Performance Units which are subject to a deferral period upon voluntary termination or involuntary termination of employment for reasons other than Impaction or Cause, payment shall be made at termination of employment.

    12.3 TERMINATION OF EMPLOYMENT FOR CAUSE. If a Participant holds any Awards, whether vested or nonvested, all Awards shall terminate immediately and shall be forfeited upon a termination of employment for Cause.

    12.4 DISPOSITION OF VESTED AWARDS UPON DEATH. If a Participant dies without having fully exercised his or her vested Awards, the estate or beneficiary, if such designation was made for purposes of the Plan, shall have the right to exercise the Awards pursuant to the terms and conditions contained herein. If a Participant dies holding Restricted Stock Rights, Performance Shares or Performance Units issued on a deferred basis, payment shall be made to the Participant's estate or beneficiary, if such designation was made for purposes of the Plan.

    12.5 DISCRETION OF COMMITTEE. Notwithstanding the above, the Committee may, at any time and in its sole discretion, alter the vesting and exercise provisions for all or part of the Awards which have been or will be granted to Participants, subject to Section 16 of the Plan.

                                   SECTION 13
                              NON-TRANSFERABILITY

    The Committee may, in its sole discretion, determine the right of a Participant to transfer any Award granted under the Plan. Unless otherwise determined by the Committee, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, or, if applicable, until the termination of any Restricted or Performance Period as determined by the Committee.

                                   SECTION 14
                              EMPLOYER DISCRETION

    14.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of any Employer to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Employer.


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

    14.2 PARTICIPANT. No Employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

                                   SECTION 15
                             SUBSTITUTION OF AWARDS

    Any Award may be granted under this Plan in substitution for Awards held by employees of other corporations who are about to become Employees of an Employer as the result of a merger, consolidation or reorganization of the employing corporation with an Employer, or the acquisition by an Employer of the assets of the employing corporation, or the acquisition by an Employer of stock of the employing corporation as the result of which it becomes a subsidiary of an Employer. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of granting the Award may deem appropriate to conform, in whole or in part, to the provisions of the Award in substitution for which they are granted. However, in the event that the Award for which a substitute Award is being granted is an incentive stock option, no variation shall adversely affect the status of any substitute Award as an incentive stock option under the Code.

                                   SECTION 16
                AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

    The Board may at any time, and from time to time, terminate, amend or modify the Plan; provided however, that any such action of the Board shall be subject to approval of the shareholders to the extent required by law. Notwithstanding the above, to the extent permitted by law, the Board may delegate to the Committee or the President the authority to approve non-substantive amendments to the Plan. No amendment, modification, or termination of the Plan or any Award under the Plan shall in any manner adversely affect any Award theretofore granted under the Plan without the consent of the holder thereof (unless such change is required in order to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder). Except as provided in
Section 5.3, neither the Board, the President nor the Committee may reduce the purchase price or exercise price of any outstanding Award without the approval of the shareholders.

                                   SECTION 17
                                TAX WITHHOLDING

    17.1 TAX WITHHOLDING. The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any Award under the Plan. To the extent that alternative methods of withholding are available under applicable tax laws, the Company shall have the power to choose among such methods.

    17.2 FORM OF PAYMENT. To the extent permissible under applicable tax, securities, and other laws, the Company may, in its sole discretion, permit the Participant to satisfy a tax withholding requirement by (i) using already owned shares that have been held by the Participant for at least six (6) months; (ii) a broker-assisted "cashless" transaction;
or (iii) directing the Company to apply shares of Stock to which the Participant is entitled as a result of the exercise of an Option or the lapse of a Restricted Period (including, for this purpose, the filing of an election under Section 83(b) of the Code), to satisfy the required minimum statutory withholding amount.

    17.3 TAX UPON DISPOSITION OF SHARES SUBJECT TO SECTION 422 RESTRICTIONS. In the event that a Participant shall dispose (whether by sale, exchange, gift, the use of a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder, or any like transfer) of any shares of Stock of the Company (to the extent such shares are deemed to be purchased pursuant to an incentive stock option) acquired by him within two (2) years of the Grant Date of the related Option or within one (1) year after the acquisition of such shares, he will notify the secretary of the Company no later than fifteen
(15) days from the date of such disposition of the date or dates and the number of shares disposed of by him and the consideration received, if any, and, upon notification from the Company, promptly forward to the secretary of the Company any amount requested by the Company for the purpose of satisfying its liability, if any, to withhold federal, state or local income or earnings tax or any other applicable tax or assessment (plus interest or penalties thereon, if any, caused by delay in making such payment) incurred by reason of such disposition.

                                   SECTION 18
                                INDEMNIFICATION

    Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's articles of incorporation, bylaws, resolution or agreement, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or hold him harmless.

                                   SECTION 19
                              REQUIREMENTS OF LAW

    19.1 REQUIREMENTS OF LAW. The granting of Awards and the issuance of shares and/or cash under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

    19.2 GOVERNING LAW. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New Mexico. This Plan is an unfunded performance-based bonus plan for a select group of management or highly compensated employees and is not intended to be either an employee pension or welfare benefit plan subject to ERISA.

    19.3 CODE SECTION 162(m). If the Plan is subject to Section 162(m) of the Code, it is intended that the Plan comply fully with and meet all the requirements of Section 162(m) of the Code so that Awards granted hereunder shall constitute "performance-based" compensation within the meaning of such section. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m); provided that no such construction or amendment shall have an adverse effect on the economic value to a Participant of any Award previously granted hereunder.

                                   SECTION 20
                                    FUNDING

    The Company shall not be required to segregate any of its assets to ensure the payment of any Award under the Plan. Neither the Participant nor any other persons shall have any interest in any fund or in any specific asset or assets of the Company or any other entity by reason of any Award, except to the extent expressly provided hereunder. The interests of each Participant and former Participant hereunder are unsecured and shall be subject to the general creditors of the Company.


                                        PNM RESOURCES, INC.


_______________________                 By______________________________________
Date                                       Jeffry E. Sterba
                                           Chairman, President, and Chief
                                           Executive Officer



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